SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12
[ ] Confidential, for Use of the Commission Only as permitted by Rule 14a-6(e)(2))

                          e.spire Communications, Inc.
     ---------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                                ------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
                                ------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                ------------------------------------------------

     (5) Total fee paid:
                       ---------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,

       or the form or schedule and the date of its filing.

     (1) Amount previously paid:
                                ------------------------------------------------

     (2) Form, schedule or registration statement no.:
                                                     ---------------------------

     (3) Filing party:
                     -----------------------------------------------------------

     (4) Date filed:
                   -------------------------------------------------------------

                                [e.spire(R)LOGO]
                        e.spire(R) Communications, Inc.
                             12975 Worldgate Drive
                            Herndon, Virginia 20170
                                 (703) 639-6000

                   Notice of Special Meeting of Stockholders

                        to be held on November 16, 2000

To our Stockholders:

     A special meeting of stockholders (the "Special Meeting") of e.spire(R) Communications, Inc., a Delaware corporation ("e.spire" or the "Company"), will be held at the Hyatt Regency, Reston Town Center, 1800 Presidents Street, Reston, Virginia 20190, on November 16, 2000, at 10:00 a.m. Eastern time, for the following purposes:

     1. to approve the issuance of the following securities (some of which were issued by the Company on March 3, 2000 for an aggregate amount of approximately $100.7 million) pursuant to purchase agreements between the Company and certain investors:

     o Series A convertible preferred stock that: (a) is currently convertible into 10,682,759 shares of our common stock and (b) provides that the Company will issue additional shares of common stock payable as dividends on the Series A convertible preferred stock; and

     o warrants that are: (a) exercisable into up to 7,717,500 shares of common stock at an exercise price of $9.89 per share and (b) each exercisable into 44.1 shares of common stock; and

     2. to approve the issuance of the following securities pursuant to purchase agreements between the Company and certain investors:

     o up to $124.3 million of common stock at a price per share equal to the lesser of $3.37 per share and 80% of the market price at the time of issuance (to be sold for cash or in exchange for outstanding exchangeable preferred stock);

     o up to $124.3 million of convertible preferred stock in one or more series which will be convertible into common stock at a price per share equal to the lesser of $3.37 and 80% of the market price at the time of issuance (to be sold for cash or in exchange for outstanding exchangeable preferred stock), and the issuance of common stock as dividends thereon;

     o up to $124.3 million of warrants, the terms of which shall be determined by the Board of Directors based on the written opinion of the financial advisor to the Company that such terms are fair to the Company and the public stockholders of the Company from a financial point of view ; and

     o transaction fee warrants to purchase common stock at an exercise price of $.01 per share in an amount equal to 60,000 divided by the market price of the common stock at the time of any closing under the purchase agreements (less $.01) per one million dollars sold of any common stock, convertible preferred stock, debt securities or warrants; and

     3. to approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended, providing for an increase in the number of shares of the Company's common stock authorized to be issued from 125 million to 250 million; and

     4.  to transact such other matters as may properly come before the meeting.

     You should note that, out of the securities referred to above under Proposal 1, we have already issued shares of (a) Series A convertible preferred stock currently convertible into 10,682,759 shares of common stock and (b) warrants that are exercisable into 7,717,500 shares of common stock. The outstanding securities will remain outstanding whether or not Proposals No. 1, 2 or 3 (collectively, the "Proposals") are approved, with such terms as are described in the accompanying Proxy Statement. In addition, we have issued 50,000 shares of exchangeable, non-convertible preferred stock pursuant to such purchase agreements that are exchangeable into convertible preferred stock, common stock or warrants at our option. These will remain outstanding whether or not the Proposals are approved, but may not be exchanged by us unless the Proposals are approved.

     Our Board of Directors has carefully considered the proposals that are described in the enclosed proxy statement and unanimously recommends a vote for approval of each of the proposals. We believe that the your vote FOR each of the proposals described in the enclosed proxy statement is vital to the Company's continued success in an increasingly competitive marketplace.

     Accompanying this notice are a Proxy Card and a Proxy Statement. Whether or not you expect to be present at the meeting, please sign and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Special Meeting. The Proxy represented by the Proxy Card may be revoked at any time prior to the time that it is voted at the Special Meeting. The Board of Directors has set October 18, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting or any adjournments thereof. Only stockholders of record at the close of business on October 18, 2000 will be entitled to vote at the Special Meeting.

     You are cordially invited to attend the Special Meeting, and you may vote in person even though you have returned your Proxy Card.

Herndon, Virginia                          By Order of the Board of Directors
October 19, 2000

                                           /s/ George F. Schmitt
                                           -------------------------------------
                                           George F. Schmitt
                                           Chairman and Acting Chief Executive
                                           Officer

                                [e.spire(R)LOGO]

                        e.spire(R) Communications, Inc.
                             12975 Worldgate Drive
                            Herndon, Virginia 20170
                                 (703) 639-6000

                          PRELIMINARY PROXY STATEMENT

Introduction

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Special Meeting of stockholders of e.spire(R) Communications, Inc. ("e.spire" or the "Company") to be held at the Hyatt Regency, Reston Town Center, 1800 Presidents Street, Reston, Virginia 20190, on November 16, 2000 at 10:00 a.m. Eastern time and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder at any time before it is voted. For more information concerning the procedure for revoking the proxy, see below. This Proxy Statement and the accompanying Proxy were first mailed to stockholders of the Company on or about October 23 , 2000. The principal executive offices of the Company are located at 12975 Worldgate Drive, Herndon, Virginia 20170, telephone (703) 639-6000.

     The Board of Directors, including all of our disinterested directors, has unanimously determined that the issuance of the Series A convertible preferred stock and warrants, and the issuance of common stock as accrued but unpaid dividends on such convertible preferred stock, all as described below (Proposal No. 1 on the proxy card) is fair to the Company, and recommends a vote for approval of the Proposal No. 1.

     The Board of Directors, including all of our disinterested directors, has unanimously determined that the issuance of up to $124.3 million of common stock, convertible preferred stock and warrants (and transaction fee warrants in connection therewith), all as described below (Proposal No. 2 on the proxy card), is fair to the Company, and recommends a vote for approval of the Proposal No. 2.

     The Board of Directors, including all of our disinterested directors, has unanimously determined that the proposed amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended, providing for an increase in the number of shares of the Company's common stock authorized to be issued, as described below (Proposal No. 3 on the proxy card) is in the best interests of the Company, and recommends a vote for approval of the Proposal No. 3.

     Houlihan, Lokey, Howard & Zukin Financial Advisors, financial advisor to the Company, has delivered to the Board of Directors its written opinion to the effect that the transactions described under Proposals No. 1 and No. 2 below are fair to the Company and the public stockholders of the Company from a financial point of view. No such opinion was required to be obtained in connection with Proposal No. 3. The full text of the written opinions of Houlihan, Lokey containing the assumptions made, the matters considered and the scope of the review undertaken in rendering such opinion, as well as the limitations of such opinion, are included as Exhibits A and B to this proxy statement. Stockholders are urged to read the full text of the opinion.

Outstanding Shares and Voting Rights

     Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), outstanding at the close of business on October 18, 2000 (the "Record Date") are entitled to receive notice of and vote at the Special Meeting.

     As of the Record Date, 54,837,353 shares of Common Stock were outstanding and will be entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on all matters. There are no cumulative voting rights.

     Please note that none of the purchasers of the Series A convertible preferred stock and warrants issued in connection with the transaction described in Proposal No. 1 will be permitted to vote any shares of Common Stock that may be issued to such purchasers upon any conversion or exercise of such securities that might occur (or that may be issued as dividends thereon) on or prior to the record date.

     Beneficial Ownership of Certain Holders

     The following table sets forth as of August 31, 2000 certain information regarding the beneficial ownership of the Company's Common Stock outstanding (assuming the exercise of options and warrants exercisable on or within 60 days of such date) by (i) each person who is known to the Company to own 5% or more of the Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the Named Officers and (iv) all executive officers and directors of the Company as a group.

     Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.


                                                   Number of          Percent of
Name and address of benefcial holder(1)              Shares            Total(2)
---------------------------------------            ----------         ----------
The Huff Alternative Income Fund, L.P.             25,569,598   (3)       38.6%
George F. Schmitt                                     235,000   (4)       0.4%*
Bradley E. Sparks                                       7,900   (5)       0.0%*
Christopher J. Resavy                                  34,100   (6)       0.1%*
Juliette W.  Pryor                                     43,446   (7)       0.0%*
Sean S. Scarlis                                        15,795   (8)       0.0%*
Edwin  Banks                                            6,500   (9)       0.0%*
Peter C. Bentz                                         16,000   (9)       0.0%*
Frederick Galland                                      41,000  (10)       0.1%*
William R. Huff                                       228,999  (11)       0.4%*
Christopher L. Rafferty                                12,000   (9)       0.0%*
Joseph R. Thornton                                     42,000  (12)       0.1%*
All executive officers and
  directors as a group (11                            650,716              1.2%
  persons)
-------------------
* Less than one percent.

(1) The address of all officers and directors listed above is in the care of the Company.

(2) The percentage of total outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially owned by such stockholder as of August 31, 2000 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of August 31, 2000 plus (B) the number of shares of Common Stock issuable upon the exercise of options or warrants held by such stockholder which were exercisable as of August 31, 2000 or will become exercisable within 60 days after August 31, 2000 ("currently exercisable").

(3) Includes currently exercisable warrants to purchase 4,410,000 shares and currently exercisable options to purchase an aggregate of 130,000 shares awarded pursuant to the 1994 Employee Stock Option Plan. Of this number, 80,000 were transferred to Huff by certain of the directors and the remaining 50,000 were awarded to each of Messrs. Huff, Banks, Bentz, Rafferty and Thornton in the amount of 10,000 shares each. Also, includes 47,455 shares of Series A convertible preferred stock currently convertible into 5,999,461 shares of common stock. The address for The Huff Alternative Income Fund ("Huff") is 1776 On the Green, 67 Park Place, Morristown, NJ 07960.

(4) Includes currently exercisable options to purchase 10,000 shares. Does not include 2,031 shares of 12.75% Redeemable Preferred Stock due 2009. Mr. Schmitt owns 62,500 shares in his IRA, 47,500 with his spouse and 10,000 in his family foundation.

(5) Includes 5,000 shares owned by the reporting person in his IRA jointly with his former spouse and 2,900 shares awarded pursuant to the Company's Annual Performance Plan that vest on December 15, 2000.

(6) Mr. Resavy owns 28,700 shares directly, of which 23,800 shares are held jointly with his spouse, and 2000 shares are held in his 401(k) and 2,900 shares awarded pursuant to the Company's Annual Performance Plan that vest on December 15,

     2000. Mr. Resavy indirectly owns 5,400 shares of which 5,000 shares are owned by his spouse's 401(k) and 400 shares are owned by his minor children's trusts.

(7) Includes currently exercisable options to purchase 25,875 shares and 200 shares owned and 17,371 shares awarded pursuant to the Company's Annual Performance plan that vest as follows: 10,653; 2,529 and 4,189 on December 15, 2000, October 12, 2000 and September 30, 2000, respectively.

(8) Includes currently exercisable options to purchase 3,875 shares 3,067 shares owned, and 8,853 shares awarded pursuant to the Company's Annual Performance plan that vest as follows: 5,546; 1,245 and 2,062 on December 15, 2000, October 12, 2000 and September 30, 2000, respectively.

(9) Messrs. Banks and Bentz are employees of W.R. Huff Asset Management Co., L.L.C., an affiliate of Huff. Mr. Rafferty is an employee of WRH Partners, LLC, the general partner of Huff. Messrs. Rafferty, Bentz and Banks disclaim beneficial ownership of all shares held by Huff. Represents shares owned by each of Messrs. Rafferty, Banks and Bentz.

(10) Represents 31,000 shares owned and currently exercisable options to purchase 10,000 shares.

(11) Includes currently exercisable options to purchase 10,000 shares and 228,999 shares owned.

(12) Mr. Thornton owns 6,000 shares directly, of which 2,000 shares are held jointly with his spouse. Mr. Thornton indirectly owns 36,000 shares of which 7,000 shares are held by his spouse in her IRA, 6,000 are held in his SEPT account and 23,000 shares are held in a family trust in which Mr. Thornton directs investment(s).

                            -----------------------




     Voting and Proxy Procedures

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present when a vote is taken, is required for approval of Proposals 1 and 2. A majority of all outstanding shares of Common Stock is required to approve Proposal 3. An automated system administered by the Company's transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine whether a quorum is present.

     Abstentions and votes against or withholding approval will be counted as votes against any given proposal, whereas broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company has retained Corporate Investor Communications, Inc. ("CIC") to assist it in its solicitation of proxies for which CIC will receive a fee of approximately $15,000, plus all reasonable expenses. In addition, the Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock.

      The Board of Directors has selected Juliette Williams Pryor and Bradley
E. Sparks, and each of them, to act as proxies with full power of substitution. With respect to all Proposals stockholders may (i) vote "for", (ii) vote "against" or (iii) abstain from voting as to such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Special Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted "for" all Proposals. Management knows of no other matters that may come before the Special Meeting for consideration by the stockholders. However, if any other matter properly comes before the Special Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company prior to the date of the Special Meeting written notice of revocation bearing a later date than the proxy, by duly executing and delivering to the Secretary of the Company prior to the date of the Special Meeting a subsequent proxy relating to the same shares of Common Stock or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of Common Stock in person at the Special Meeting. To be valid, any notice revoking a proxy should be sent to the Secretary of the Company, Juliette Williams Pryor, e.spire(R) Communications, Inc., 12975 Worldgate Drive, Herndon, Virginia 20170, in a manner designed to ensure that it is received by the Secretary prior to the date of the Special Meeting.

Proposal No. 1 - Issuance of Series A Convertible Preferred Stock and Warrants

     The Board of Directors, including all of our disinterested directors, has unanimously determined that the issuance of the Series A convertible preferred stock and Warrants described below (Proposal No. 1 on the proxy card) is fair to the Company, and recommends a vote for approval of Proposal No. 1.

     Houlihan, Lokey, Howard & Zukin Financial Advisors, financial advisor to the Company, has delivered to the Board of Directors its written opinion to the effect that the transaction contemplated below is fair to the Company and the public stockholders of the Company from a financial point of view. The full text of the written opinion of Houlihan, Lokey containing the assumptions made, the matters considered and the scope of the review undertaken in rendering such opinion, as well as the limitations of such opinion, is included as Exhibit A to this proxy statement.

   Background of the Transaction

          The Company needs a significant amount of cash to fund its operations, capital expenditures and debt service. As the Company disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, its available cash at such date was only sufficient to fund its operations and other liquidity needs into 2000. To increase liquidity and provide funds for operations, the Company began seeking additional capital early in the first quarter of 2000. Among the factors that the Company's Board of Directors considered in February 2000 in determining what type of capital to raise were:

     1. the Company's existing senior secured credit facilities (the "Credit Facilities"), which provided that the Company would have an additional $36 million available under such facilities if it were able to complete an additional issuance of at least $100 million in aggregate gross proceeds of junior capital (assuming that all other borrowing conditions, including the absence of any default and the accuracy of all representations and warranties contained in such credit facilities, were satisfied);

     2. the Company's existing capital lease financing, which provided that it would have an additional $25 million available thereunder if it were able to complete an additional issuance of junior capital that generated net proceeds of at least $100 million (assuming that all conditions thereunder, including the absence of any default, were satisfied); and

     3. the Company's outstanding bond indentures and preferred stock instruments, which contain covenants limiting the Company's incurrence of debt, permit the Company to borrow incremental debt based upon additional equity raised (subject to certain additional conditions).

     In the first quarter of 2000, after approaching other potential investors and being unable to reach an agreement to secure financing, the Company approached The Huff Alternative Income Fund, L.P. ("Huff"), the Company's majority shareholder. By binding commitment letter dated February 3, 2000, Huff offered to invest $100 million in convertible preferred stock and warrants, which, at the time, would have allowed the Company access to an additional $61 million in additional financing under the Company's secured credit facilities and capital lease financing (subject to satisfaction of the borrowing conditions thereunder), and would have provided the Company with additional flexibility to incur debt in accordance with the Company's bond indentures and preferred stock instruments. In addition, Huff agreed to assist the Company in locating other institutional investors that might be interested in investing in the Company. As a result of the Company's efforts:

     o Greenwich Street Capital Partners II, L.P. ("Greenwich") signed a separate binding commitment letter on February 3, 2000, on substantially the same terms as Huff, to purchase an additional $25 million in convertible preferred stock and warrants.

     o Honeywell International Inc. Master Retirement Trust ("Honeywell") signed a binding commitment letter on February 24, 2000, on substantially the same terms as Huff, for an additional $50 million of the same securities.

     The purchase agreements entered into pursuant to the commitment letters between the Company and each of Huff, Greenwich and Honeywell (collectively, the "March Purchase Agreements"), each dated March 1, 2000, provided that the Company would sell the securities at two separate times. On March 3, 2000 (the "initial issuance"), the Company issued shares of Series A convertible preferred stock convertible into an aggregate of approximately 19.9% of the Company's Common Stock outstanding before the issuance. These outstanding shares of Series A convertible preferred stock are currently convertible into 10,682,759 shares of Common Stock. On March 3, 2000, the Company also issued warrants exercisable into up to 7,717,500 shares of Common Stock at an exercise price of $9.89 per share. Each such warrant is exercisable into 44.1 shares of Common Stock. The Company received approximately $100.7 million from the sale of the shares of Series A convertible preferred stock and the warrants on March 3, 2000. The Company does not anticipate issuing any more securities pursuant to the March Purchase Agreements.

   NASDAQ Approval Policy

     It is the policy (the "stockholder approval rule") of The NASDAQ National Market System ("NASDAQ"), through which e.spire's Common Stock is quoted, to require stockholder approval of a transaction if the present or potential issuance of newly issued shares of Common Stock or securities convertible into Common Stock could result in an increase of 20% or more in the outstanding Common Stock of the Company whenever the sale price of the newly issued shares of Common Stock is less than the greater of book value or market value of the Common Stock on the date of issuance. As a result, pursuant to the stockholder approval rule, the Company did not issue Common Stock, or securities convertible into Common Stock, in the March transaction at a price below market value in an amount that is more than 19.9% of the Company's Common Stock outstanding before the issuance. The shares of convertible preferred stock issued in March to Huff, Honeywell and Greenwich are convertible, in the aggregate, into a number of shares equal to approximately 19.9% of the outstanding Common Stock, although they are potentially convertible into an even greater number because, as described in further detail below: (i) dividends on the convertible preferred stock will be paid upon conversion of the Series A convertible preferred stock in the form of additional shares of Common Stock at a value dependent upon whether stockholder approval of the issuance of the Series A convertible preferred is obtained, (ii) the dividend rate on the Series A convertible preferred stock will increase, upon the occurrence of a "Change of Control" (as defined below), and (iii) the conversion price on the Series A convertible preferred stock and the price per share of Common Stock issuable as dividends on the Series A convertible preferred stock may be decreased as a result of anti-dilution adjustments contained therein. Under the stockholder approval rule, the market value of common stock is determined as of the date of signing a binding commitment letter; in connection with the transaction in March, the conversion price was determined based on the market value as of an earlier date (January 18, 2000, the date of approval of the transaction by the board of directors).

     In accordance with the stockholder approval rule, as part of the initial issuance the Company issued Series A convertible preferred stock and warrants. Because the warrants were sold at a price that, together with the exercise price thereon, was greater than fair market value, the purchasers purchased all of the 7.718 million warrants proposed to be issued to them and no approval was required for their issuance. Stockholder approval of the issuance of the outstanding Series A convertible preferred stock is required, however, in order for the anti-dilution and dividend provisions to be effective as originally contemplated. The terms of the Series A convertible preferred stock currently prohibit the Company from (1) paying any dividends in the form of Common Stock using a value below fair market value at the time of issuance or (2) entering into transactions that would trigger anti-dilution provisions that would, in any such case, result in the issuance of more than 19.9% of the Common Stock at a price below market value, until stockholder approval is obtained.

     The certificate of designation provides that the shares of the Series A convertible preferred stock will accrue dividends on a daily basis from the date of issuance at a rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly (on each March 31, June 30, September 30 and December 31), of 7.0% of $1,000 (the "stated value"), plus 7.0% of the accrued but unpaid dividends thereon, subject to dividend rate adjustments upon the occurrence of certain events described below. The certificate further provides that if stockholder approval authorizing the payment of the dividends is not obtained prior to June 8, 2000 (the expiration of 100 days following the initial issuance), the dividend rate with respect to the Series A convertible preferred stock will be reset to accrue from and after the issue date at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly, of 15.0% of the stated value, plus accrued but unpaid dividends thereon. Pursuant to an amendment dated April 13, 2000, the certificate was amended to provide that the dividend rate would not be increased if stockholder approval authorizing the payment of the dividends was obtained prior to July 28, 2000 (the expiration of 150 days following the initial issuance). The Company has since negotiated with each of the holders of the Series A convertible preferred stock to waive the dividend rate increase to 15% until November 16, 2000, the date of the Special Meeting.

   The Proposal

     In connection with the above transaction, stockholders are being asked to approve the issuance of the outstanding shares of Series A convertible preferred stock. If the required vote is obtained and the proposal is adopted:

     o the Company will, upon conversion of the Series A convertible preferred stock, pay dividends (in the form of Common Stock) on the Series A convertible preferred stock that will have accrued since the date of the initial issuance at a rate of 7% per annum;

     o the Company will not be subject to the dividend rate increase to 15% per annum following the expiration of the waiver on November 16, 2000 pursuant to which the holders of the Series A convertible preferred stock have waived such dividend rate increase until such date; and

     o the anti-dilution provisions will require adjustment to the conversion price of the Series A convertible preferred stock in the event of the issuance of any Common Stock (or rights to acquire Common Stock) at a price less than the current market price and, upon conversion of the Series A convertible preferred stock, accrued dividends will be paid in the form of Common Stock valued at $7.91 (subject to adjustment).

     If the required vote is not obtained and the proposal is not approved:

     o the dividend rate on the convertible preferred stock will be increased to 15% and, upon conversion of the Series A convertible preferred stock, accrued dividends will be paid in the form of Common Stock valued at an effective price equal to $14.125, the closing price of e.spire's Common Stock on March 3, 2000 (the closing date of the initial issuance), which then would no longer require stockholder approval;

     o the Company will not be permitted to enter into transactions that could trigger the anti-dilution provisions of the Series A convertible preferred stock; and

     o the Company may not be able to obtain the waiver of the holders of the Series A convertible preferred stock to issue additional junior securities in the future.

Proposal No. 2 -- Issuance of up to $124.3 million of Common Stock, Convertible Preferred Stock and Warrants

     The Board of Directors, including all of our disinterested directors, has unanimously determined that the issuance of up to $124.3 million of Common Stock, Convertible Preferred Stock and Warrants (and transaction fee warrants in connection therewith), all as described below (Proposal No. 2 on the proxy card) is fair to the Company, and recommends a vote for approval of Proposal No. 2.

     Houlihan, Lokey, Howard & Zukin Financial Advisors, financial advisor to the Company, has delivered to the Board of Directors its written opinion to the effect that the transaction contemplated below is fair to the Company and the public stockholders of the Company from a financial point of view. The full text of the written opinion of Houlihan, Lokey containing the assumptions made, the matters considered and the scope of the review undertaken in rendering such opinion, as well as the limitations of such opinion, is included as Exhibit B to this proxy statement. Stockholders are urged to read the full text of the opinion.

   Background of the Transaction

     As a result of its continuing cash requirements and in light of market conditions, in the third quarter of 2000 the Company needed to obtain additional financing other than pursuant to the March Purchase Agreements. Following new negotiations, Huff, Greenwich and Honeywell each signed binding purchase agreements on September 19, 2000. In its agreement, Huff agreed to purchase from the Company an aggregate of $124.3 million in the form of Common Stock, one or more series of convertible preferred stock, subordinated debt securities and warrants (collectively, "Purchaser Junior Securities"). Under the terms of their agreements, Greenwich and Honeywell have committed to purchase the same securities Huff may purchase in an amount equal to 25% and 50%, respectively, of any such purchase by Huff, subject to a maximum amount of $10,619,286 and $21,238,572, respectively. Each purchase agreement (collectively, the "September Purchase Agreements") provides that any Common Stock purchased thereunder shall be sold at a price equal to the lesser of $3.367496 or 80% of the average market price for the 20 consecutive trading days immediately preceding such sale (the "Common Stock purchase price"), any convertible preferred stock will be sold at its liquidation value (with a conversion price equal to the Common Stock purchase price) and any subordinated debt securities or warrants will be sold at a price so as to provide the purchaser with a value substantially equivalent to the purchase of Common Stock at the Common Stock purchase price or convertible preferred stock upon the foregoing terms, as specified by the purchaser. The obligations of Huff, Greenwich and Honeywell to purchase securities are subject to certain conditions, which include, but are not limited to, receiving shareholder and any required governmental approval, the absence of any material adverse change in the business of the Company or the price of the Common Stock or certain debt covenant violations under the Credit Facilities. In addition, the Company also agreed to use reasonable efforts to seek additional investors to purchase a portion of the $124.3 million on the same terms and conditions.

     On September 19, 2000, pursuant to the September Purchase Agreements, the Company issued an aggregate of $50 million non-voting, non-convertible exchangeable preferred stock bearing an annual dividend rate of 30% of the stated value thereof to Huff, Greenwich and Honeywell at a price equal to the liquidation value thereof. By its terms, the exchangeable preferred stock is not convertible into any other securities, but is exchangeable for Purchaser Junior Securities at the option of the Company once the Company has obtained the shareholder approval authorizing the issuance of such securities.

   The Proposal

     Stockholders are being asked to approve the issuance of shares of up to $124.3 million of Purchaser Junior Securities consisting of Common Stock, convertible preferred stock or warrants and the transaction fee warrants described below in connection with the September Purchase Agreements, including any shares of Common Stock issued upon conversion of any convertible preferred stock as dividends on such convertible preferred stock. If the required vote is obtained and the proposal is adopted, the Company:

     o will be able to exchange the $50 million of exchangeable preferred stock issued on September 19, 2000, into Purchaser Junior Securities designated by Huff, including a new series of convertible preferred stock bearing an annual dividend rate of 7% as soon as practicable after the date of the Special Meeting (assuming that all conditions precedent are satisfied);

     o will be able to sell the remaining $74.3 million of Purchaser Junior Securities to the purchasers and thereby readily obtain additional financing for the Company;

     o will have additional cash to fund operations and other liquidity needs into 2001 and to meet the minimum cash balance requirements under the Company's First Amended and Restated Credit Agreement dated as of September 19, 2000 (the "Amended Credit Facility"); and

     o the Company will have satisfied its obligation under the Amended Credit Facility to obtain such vote and approval.

     If the required vote is not obtained and the proposal is not approved:

     o the Company will not be permitted to exchange the exchangeable preferred stock for a new series of convertible preferred stock and dividends on the exchangeable preferred stock will continue to accrue at a rate per annum of 30%;

     o the Company will not sell, and Huff and the other purchasers will not purchase, the remaining $74.3 million of securities in the form of Purchaser Junior Securities;

     o the Company may not be able to raise additional cash to fund operations and other liquidity needs into 2001; and

     o the Company will be in default under the Amended Credit Facility unless such vote is obtained and such proposal approved by December 18, 2000.

Proposal No. 3 -- Amendment to the Third Amended and Restated Certificate of Incorporation, as amended, providing for an increase in the number of shares of the Company's Common Stock authorized to be issued

     The Board of Directors, including all of our disinterested directors, has unanimously determined that the amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended, providing for an increase in the number of shares of common stock authorized to be issued described below (Proposal No. 3 on the proxy card) is in the best interests of the Company and recommends a vote for approval of Proposal No. 3.

     The Company's Board of Directors is proposing to amend the Company's Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of Common Stock authorized to be issued from 125 million to 250 million.

     The additional shares of Common Stock to be authorized would be available not only to consummate the transactions described above in Proposals 1 and 2, but also for possible future financing transactions, stock dividends or splits and other corporate purposes. The additional shares of Common Stock would be available for issuance without further action by the stockholders of the Company unless such action is required by applicable law or the rules of the NASDAQ, through which the issued shares of the Company's common Stock is quoted.

     On September 19, 2000, the authorized capital of the Company consisted of 125,000,000 shares of Common Stock, of which approximately 54,683,057 shares were issued and outstanding.

     As of September 19, 2000, the only outstanding options, warrants, rights (including conversion or preemptive rights), subscriptions or agreements for the purchase or acquisition from or by the Company of any shares of its or any of its Subsidiaries capital stock or any other securities convertible into or exercisable for any shares of its or any of its

Subsidiaries capital stock are: (A) 1,316,266 shares of Common Stock reserved for issuance under the Company's 1996 Employee Stock Purchase Plan; (B) 1,000,000 shares of Common Stock reserved for issuance under the Company' s 1998 Restricted Stock Plan; (C) 5,646,355 shares of Common Stock reserved for issuance upon exercise of the warrants issued by the Company in connection with the sale of the 14.75% Preferred Stock; (D) 2,125,311 shares of Common Stock reserved for issuance upon exercise of the warrants issued by the Company in connection with the sale of the Company's 13% Senior Discount Notes due 2005,
(E) 4,890,577 shares of Common Stock reserved for issuance in connection with the Company's non-plan employee stock options; (F) 9,471,992 shares of Common Stock reserved for issuance under the Company's 1994 Employee Stock Option Plan, as amended, as of May 31, 2000; (G) 601,103 shares of Common Stock reserved for issuance under the Company's Annual Performance Plan; (H) 480,000 shares of Common Stock reserved for issuance in connection with stock options granted to the Company's outside directors under the Company's 1994 Employee Stock Option Plan, as amended; (I) 295,407 shares of Common Stock reserved for issuance upon exercise of warrants issued by the Company in connection with certain preferred provider and local services agreements entered into by the Company; (J) 262,474 shares of Common Stock reserved for issuance upon the exercise of warrants registered pursuant to Form S-3, Commission File No. 333-40337, (K) shares of Common Stock in an amount equal in value to $862,500 reserved for issuance in connection with a settlement agreement to be entered into between the Company and a third party and (L) 18,216,526 shares of common stock reserved to be issued upon conversion of the Series A convertible preferred stock and the warrants issued in connection therewith.

     If the required vote is not obtained and Proposal 3 is not approved, the Company will be severely restricted from selling its securities in the future to raise cash necessary to fund operations and other liquidity needs.

Description of the Series A Convertible Preferred Stock

     The following summarizes the principal features of the Series A convertible preferred stock. Because it is only a summary, it may not contain all of the provisions that may be important to you. As a result, you may want to read the certificate of designation for the Series A convertible preferred stock, which is the legal document that sets out all of the terms of the preferred stock, prior to making your decision on Proposal No. 1. A copy of the certificate of designation is available as Exhibit 3.9 to our Annual Report on form 10-K filed with the Securities and Exchange Commission on April 14, 2000. In addition, Exhibit C sets forth certain covenants contained in the certificate of designation for the Series A convertible preferred stock.

     Dividends. Shares of the Series A convertible preferred stock will accrue dividends on a daily basis from the date of issuance at a rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly (on each March 31, June 30, September 30 and December 31), of 7.0% of $1,000 (the "stated value"), plus 7.0% of the accrued but unpaid dividends thereon, subject to dividend rate adjustments upon the occurrence of certain events described below. Dividends on the Series A convertible preferred stock are cumulative and shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared by the Company. Dividends on the Series A convertible preferred stock are payable only when and if declared by the Company; provided that all accrued but unpaid dividends on any share of Series A convertible preferred stock must be paid by the Company upon the conversion of such share of Series A convertible preferred stock. All dividends on the Series A convertible preferred stock will be paid by the Company in shares of its Common Stock.

     Notwithstanding any of the foregoing, the certificate provides that if stockholder approval authorizing the payment of the dividends is not obtained prior to June 8, 2000 (the expiration of 100 days following the initial issuance), the dividend rate with respect to the Series A convertible preferred stock will be reset to accrue from and after the issue date at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly, of 15.0% of the stated value, plus accrued but unpaid dividends thereon. Pursuant to an amendment dated April 13, 2000, the certificate was amended to provide that the dividend rate would not be increased if stockholder approval authorizing the payment of the dividends was obtained prior to July 28, 2000 (the expiration of 150 days following the initial issuance). The Company has since negotiated with each of the holders of the Series A convertible preferred stock to waive the dividend rate increase to 15% per annum until November 16, 2000, the date of the Special Meeting.

     In addition to the circumstances set forth in the preceding sentence, the dividend rate with respect to the Series A convertible preferred stock is subject to adjustment upon the occurrence of any one or more of the following events:

          o In the event of a change in control (as described below) of the Company, and commencing as of the date such change in control is effective, the dividend rate of the Series A convertible preferred stock shall be reset to accrue at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly as aforesaid, of 20.0% of the stated value, plus accrued but unpaid dividends thereon;

          o In the event that the Company fails to (i) file a shelf registration statement with respect to the outstanding Series A convertible preferred stock prior to the date that is 15 days after the final closing with respect to the purchase of the additional shares of Series A convertible preferred stock (the "filing date"), or (ii) have such registration statement declared effective on or prior to the date that is 90 days after the filing date (the "effective date") or (iii) maintain the effectiveness of such registration statement (if required to be maintained pursuant to the terms of the registration rights agreement among the Company and the holders of the Series A convertible preferred stock), or (iv) to file and have declared effective an additional registration statement within 45 days after the preceding registration statement has ceased to be effective, then additional dividends shall accrue and cumulate on the Series A convertible preferred stock as follows:

          o If the shelf registration statement is not filed prior to the filing date, additional dividends will accrue and cumulate on the Series A convertible preferred stock over and above the stated dividend at a rate of 0.50% per annum.

          o If the shelf registration statement is not declared effective prior to the effective date, additional dividends will accrue and cumulate on the Series A convertible preferred stock over and above the stated dividend at a rate of 0.50% per annum.

          o If the shelf registration statement has been declared effective and ceases to be effective at any time that the Company is required to maintain the effectiveness thereof, unless an additional shelf registration statement has been filed and declared effective within 45 days of the date on which the shelf registration statement ceases to be effective, then additional dividends will accrue and cumulate on the Series A convertible preferred stock over and above the stated dividend at a rate of 0.50% per annum, commencing on the 45th day following the day such shelf registration statement ceases to be effective.

          The additional dividends accruing on the Series A convertible preferred stock as a result of the failure of the Company to file the shelf registration statement prior to the filing date, to have the shelf registration statement declared effective or to maintain the effectiveness of the shelf registration statement as required (or to file and have declared effective an additional shelf registration statement) will cease to accrue as soon as the Company's default has been cured.

     As used above, a "change in control" of the Company means:

     o the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company to any person or group (within the meaning of sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Huff, ING Equity Partners L.P.I., Apex Investment Fund I, L.P., Apex Investment Fund II, L.P., The Productivity Fund II, L.P. and Anthony Pompliano, or any of their affiliates (the "permitted holders"); or

     o any person or group (within the meaning of sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the permitted holders becoming the beneficial owner of more than 35% of the total voting power of all classes of the Company's stock entitled to vote in the election of the members of the Company's board of directors if that percentage of voting power is greater than or equal to the total voting power percentage of the permitted holders taken as a whole; or

     o during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors then in office.

     In addition to the dividends described above, holders of shares of Series A convertible preferred stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, dividends and other distributions equivalent to those declared or paid on Common Stock, determined as if the Series A convertible preferred stock had, at the time such dividend or other distribution is declared, been converted into Common Stock at the conversion price (subject to adjustment as described below) (as if the shares of Common Stock payable as dividends thereon had likewise been distributed).

     Ranking of Dividends.  The certificate of designation provides that:

     o no dividend whatsoever (other than dividends payable in Common Stock) shall be declared or paid upon, nor any sum set apart for the payment of dividends upon, any outstanding share of the Series A convertible preferred stock unless all dividends on all outstanding shares of then outstanding capital stock of the Company that ranks senior in right of payment to the Series A convertible preferred stock (including, without limitation, the Company's 14.75% Redeemable Preferred Stock) (the "senior stock") for all preceding dividend periods in respect of such senior stock have been declared and paid, or declared and a sufficient sum set apart for the payment thereof; and

     o dividends on the Series A convertible preferred stock will rank on par with dividends payable upon all other capital stock of the Company that ranks pari passu in right of payment with the Series A convertible preferred stock (including the Company's 12.75% Redeemable Preferred Stock) (the "parity stock") and senior to dividends on all capital stock of the Company that ranks junior in right of payment to the Series A convertible preferred stock (including the Company's common stock)(the "junior stock").

Notwithstanding the foregoing, in the absence of any default under any of the covenants contained in the certificate of designation and subject to compliance with certain other conditions, (1) the Company may be permitted to pay dividends on junior stock consisting of junior stock and may be permitted to pay dividends on parity stock consisting of junior stock or parity stock, and
(ii) the Company may pay cash dividends and make other cash distributions on parity stock or junior stock to the extent such payments are permitted by the Company's outstanding debt instruments.

     Under the terms of the Credit Facilities and the indentures governing the Company's outstanding indebtedness, the Company is prohibited from redeeming the convertible preferred stock when dividends thereon are in arrears.

     Liquidation. Upon liquidation (whether voluntary or involuntary), dissolution or winding-up of the Company, each holder of shares of Series A convertible preferred stock is entitled to be paid out of the assets of the Company available for distribution to its stockholders, after payment to the holders of any then outstanding senior stock of the Company, but before any payment is made to holders of any then outstanding junior stock of the Company, an amount (the "liquidation preference") equal to the greater of (i) the stated value of the shares of Series A convertible preferred stock held by such holders plus, to the extent permitted by law, an amount in cash equal to all accrued and unpaid dividends thereon (including accrued but unpaid dividends on such dividends) through the date fixed for liquidation, dissolution or winding-up (the "accrued dividends") and (ii) the liquidation value attributable to the shares of Common Stock into which such shares of Series A convertible preferred stock are then convertible on an as-if-converted basis, plus accrued dividends. If the assets of the Company available for distribution to its stockholders are not sufficient, after payment of all amounts payable to holders of senior stock, to pay in full all amounts payable to holders of shares of Series A convertible preferred stock and all other parity stock of the Company, the holders of shares of Series A convertible preferred stock and parity stock will share equally and ratably in any distribution of the assets of the Company in proportion to the full liquidation preferences and accrued but unpaid dividends to which each is entitled.

     Conversion. Shares of Series A convertible preferred stock are convertible at any time, at the option of the holder, into the number of shares of Common Stock that is obtained by dividing (i) a number equal to (A) the number of shares of Series A convertible preferred stock to be converted, multiplied by (B) the stated value of such shares; by (ii) the conversion price of $7.91 per share of Series A convertible preferred stock (subject to adjustment as described below). Shares of Series A convertible preferred stock are subject to mandatory conversion, at the option of the Company, at any time after the third anniversary of the initial issuance of the Series A convertible preferred stock (the "conversion trigger date"), if, for any period of 30 consecutive trading days following the conversion trigger date, the closing price for the Common Stock is equal to or greater than 175% of the conversion price (subject to adjustment as described below) on each of such trading days.

     Upon conversion of any shares of Series A convertible preferred stock, the Company will pay to the holder of such shares, all accrued but unpaid dividends thereon (including accrued but unpaid dividends on such dividends) through and including the conversion date. All dividends are payable solely in shares of Common Stock. The number of shares of Common Stock payable to any holder of Series A convertible preferred stock upon conversion of his shares shall be determined as follows:

     o In the event that the stockholder approval sought pursuant to this proxy statement either (i) is not required in order to permit the issuance of shares of Series A convertible preferred stock which, in the aggregate, are convertible into shares of Common Stock that exceeds 20% of the total outstanding Common Stock of the Company immediately prior to the initial issuance without the violation, breach of contravention of any NASDAQ rule or (ii) has been obtained, by dividing (A) the aggregate amount of accrued but unpaid dividends payable with respect to the shares of Series A convertible preferred stock being converted by (B) the conversion price (subject to adjustment as described below); or

     o In the event that the stockholder approval sought pursuant to this proxy statement (i) is required in order to permit the issuance of shares of Series A convertible preferred stock which, in the aggregate, are convertible into shares of Common Stock that exceeds 20% of the total outstanding Common Stock of the Company immediately prior to the initial issuance without the violation, breach of contravention of any NASDAQ rule and (ii) has not been obtained, by dividing (A) the aggregate amount of accrued but unpaid dividends payable with respect to the shares of Series A convertible preferred stock being converted by (B) the closing price of the Common Stock on the trading day immediately preceding the date of the initial issuance (subject to certain adjustments described below, as if such closing price were the conversion price).

     No fractional shares of Common Stock will be issued upon conversion of the Series A convertible preferred stock or upon issuance of shares of Common Stock with respect to accrued but unpaid dividends payable upon such conversion. Instead, the Company will pay to the holder surrendering shares of Series A convertible preferred stock for conversion an amount in cash equal to the current market value of his or her fractional interest.

     Notwithstanding the foregoing, no shares of Series A convertible preferred stock may be converted until each of the following has occurred: (i) any applicable waiting period under the Hart-Scott-Rodino Act shall have expired;
(ii) any consent, approval, authorization or order of the United States Federal Communications Commission necessary to allow such conversion shall have been obtained, and (iii) any consent, approval, authorization or order of any U.S. state telecommunications regulatory authority or commission necessary to allow such conversion shall have been obtained, except where the absence of such state telecommunications regulatory authority or commission consent, approval, authorization or order would not have a material adverse effect on the Company.

     Adjustments to Conversion Price. The conversion price and the number of shares of Common Stock issuable upon conversion of the Series A convertible preferred stock are subject to adjustment from time to time upon the occurrence of any of the following events:

          (i) If, at any time after the initial issuance, the Company (A) pays a dividend or makes a distribution with respect to its Common Stock in any shares of any class or series of its capital stock or other securities, (B) subdivides or combines its outstanding shares of Common Stock into a greater or smaller number of shares, as applicable, or (C) issues any shares of its capital stock in a reclassification of its shares of Common Stock (other than pursuant to a merger, consolidation or business combination);

          (ii) If, at any time after the initial issuance, the Company issues or sells rights (subject to certain exceptions) to all holders of shares of Common Stock, entitling the holders thereof to acquire shares of Common Stock at a price per share of Common Stock that is below the current market value per share of the Common Stock, determined as of the record date for the issuance of said rights; or

         (iii) If, at any time after the initial issuance, the Company issues or sells any shares of Common Stock or right (subject to certain exceptions) at a price that is lower than the current market value per share of the Common Stock immediately prior to such sale or issuance.

     In the event that the stockholder approval sought pursuant to this proxy statement is required in order to implement the provisions described in (ii) or
(iii), or any adjustment to the conversion price triggered by the occurrence by either of the events described in (ii) or (iii) without contravention of a NASDAQ rule, no such adjustment shall be effective unless and until stockholder approval is obtained and, the Company may not (without the affirmative vote of the holders of a majority of the outstanding shares of Series A convertible preferred stock, voting or consenting as a single class) engage in any transaction that would cause an adjustment to be made pursuant to either (ii) or (iii) above.

     No adjustment in the conversion price or number of shares of Common Stock issuable upon conversion of any share of Series A convertible preferred stock shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the conversion price or number of shares of Common Stock issuable upon conversion of any share of Series A convertible preferred stock, as the case may be; provided however, that any adjustments which by reason of the aforementioned provision are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Merger, Consolidation, Sale of Assets. In the event that the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any person, and in connection therewith consideration is payable to holders of shares of Common Stock (or other securities or property into which the Series A convertible preferred stock is then convertible), each share of Series A convertible preferred stock shall, after such consolidation, merger or sale, entitle the holder thereof to receive, upon conversion, the number of shares of capital stock or other securities or property (including cash) of the Company, or of such person resulting from such consolidation or surviving such merger or to which such sale shall be made, or of the parent of such person, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or property purchasable upon conversion of Series A convertible preferred stock) had such holder's shares of Series A convertible preferred stock been converted (and shares of Common Stock distributed) immediately prior to such merger, consolidation or sale (or, if applicable, any record date therefor); and in any such case, the provisions of the certificate of designation with respect to the rights and interests thereafter of the holders of shares of Series A convertible preferred stock shall be appropriately adjusted by the Board of Directors, in good faith, as evidenced by a board resolution delivered to the holder; so as to be applicable, as nearly as reasonably possible, to any shares of capital stock or other securities or any property thereafter deliverable upon conversion of the Series A convertible preferred stock. As a condition precedent to the consummation of any merger, consolidation or sale of assets described above, the person resulting from such consolidation or merger or to which such sale has been made, or the parent of such person, as the case may be, shall have and agree to maintain sufficient capital stock or other securities to reasonably ensure compliance with this provision and otherwise take such actions as may be reasonably requested by the holder of a majority of the outstanding shares of Series A convertible preferred stock to ensure such compliance.

     Reservation of Shares. The Company has authorized and will at all times reserve and keep available such number of shares of Common Stock of the Company as will be issuable upon the conversion of all outstanding shares of Series A convertible preferred stock and dividends payable thereon. Such shares of the Company's Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to issuance thereof.

     Voting. The holders of Series A convertible preferred stock are not entitled or permitted to vote upon any matter required or permitted to be voted upon by the stockholders of the Company, except that

      (i) holders of Series A convertible preferred stock are entitled and permitted to vote on all matters required to be voted upon by them pursuant to Delaware law,

      (ii)holders of Series A convertible preferred stock may, upon the affirmative vote of a majority of the then outstanding shares of Series A convertible preferred stock, voting or consenting as a single class,

          (A) waive compliance by the Company with any provision of the certificate of designation relating to the Series A convertible preferred stock or

          (B) waive any default by the Company of its obligations under the financial covenants contained in such certificate of designation (described below), and

    (iii) the Company may not, without the affirmative vote or consent of the holders of a majority of the then outstanding Series A convertible preferred stock, voting or consenting as a single class

          (A) modify or amend any obligation or covenant of the Company under the certificate of designation with respect to the Series A convertible preferred stock,

          (B) authorize, create or issue any senior stock (other than shares of 14.75% redeemable preferred stock already outstanding on the date of the initial issuance (or additional shares issuable as pay-in-kind dividends on such outstanding shares)), parity stock (other than shares of 12.75% preferred stock already outstanding on the date of the initial issuance (or additional shares issuable as pay-in-kind dividends on such outstanding shares)) or any security convertible into or exchangeable for senior stock or parity stock,

          (C) hold any meeting of its stockholders or circulate or provide to its stockholders (or participate or assist in the circulation or provision of) any consent of its stockholders, which meeting of stockholders or consent is being held or circulated or provided for the purpose of considering the approval of a merger or consolidation to which the Company is a party, the sale, lease or exchange of all or substantially all of the Company's property and assets, or the dissolution of the Company, or any transactions similar to any of the foregoing, if such meeting would be held or such consent would be so circulated or provided on a date on or prior to six months after the final closing, if it should occur; or

          (D) amend or otherwise modify its bylaws, certificate of incorporation, the certificate of designation relating to the Series A convertible preferred stock in a manner that would adversely affect the powers, rights or privileges of the holders of Series A convertible preferred stock, or reduce the time for any notice to which holders of Series A convertible preferred stock are entitled.

In addition, to the extent that any waiver to be granted pursuant to clause
(ii) above or any action taken pursuant to clause (iii) above would adversely affect the conversion price, date of conversion, liquidation preference, dividend rate, form or timing of the payment of dividends with respect to the Series A convertible preferred stock or the voting rights of holders of Series A convertible preferred stock, the affirmative vote or consent of each holder of the then outstanding shares of Series A convertible preferred stock must be obtained.

     Restrictions on Transfer. The Series A convertible preferred stock was issued to Huff, Greenwich and Honeywell in a private offering. As a consequence, the Series A convertible preferred stock can be sold without registration only pursuant to a transaction exempt from the registration requirements of the Securities Act and in compliance with any applicable state securities laws. See "Registration Rights."

     Restrictive Covenants. In connection with the issuance of the Series A convertible preferred stock, the Company has agreed to certain restrictive covenants, which are substantially similar to the covenants that were entered into in connection with the issuance of the Company's 12 3/4% Junior Redeemable Preferred Stock. The terms of these restrictive covenants are attached to this proxy as Exhibit C. The certificate of designation provides that these covenants shall be deemed waived automatically if waived or amended by the holders of the 12 3/4% preferred stock.

Description of Warrants

     The following summarizes the principal features of the warrants. Because it is only a summary, it may not contain all of the provisions that may be important to you. As a result, you may want to read the warrant agreement, which is the legal document that sets out all of the terms of the warrants, prior to making your decision on Proposal No. 1. A copy of the warrant agreement may be obtained from the Secretary of the Company, Juliette Williams Pryor, 12975 Worldgate Drive, Herndon, Virginia 20170.

     General. The warrants will entitle the holders to purchase a total of up to 7.71 million shares of Common Stock, at an initial exercise price of $9.89 (the "initial exercise price"), which is the price equal to 150% of the initial benchmark price, subject to the adjustments described below. Each warrant is exercisable into 44.1 shares of Common Stock. The warrants will automatically expire on the tenth anniversary after the date that they are issued.

     Exercise. Except as otherwise described in this section, the warrants are exercisable at any time on or after the date that they are issued until the date fixed for expiration of such warrants.

     Notwithstanding the foregoing, no warrants may be exercised until each of the following have occurred:

     (i) any applicable waiting period under the Hart-Scott-Rodino Act has expired;

     (ii) any consent, approval, authorization or order of the United States Federal Communication Commission necessary to allow such exercise has been obtained;

    (iii) any consent, approval, authorization or order of any U.S. state telecommunications regulatory authority or commission necessary to allow such exercise has been obtained, except where the absence of such state telecommunications regulatory authority or commission consent, approval, authorization or order would not have a material adverse effect on the Company; and

     (iv) a shelf registration statement relating to the warrants has been filed and declared effective under the Securities Act; provided that if such warrants are exercised in a "cashless exercise" or in exchange for other securities of the Company and no cash consideration is received by the Company (or in any other exchange that is exempt from registration under the Securities Act), then the requirements of clause (iv) need not be met. A "cashless exercise" is effected by a holder of warrants by surrendering to the Company certificates representing a warrant or warrants in exchange for that number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock for which the surrendered warrant or warrants are exercisable as of the date of exercise (as if the exercise price with respect to such warrants were being paid in cash) and (ii) a fraction, the numerator of which is equal to (A) the current market value per share of the Common Stock on the date of exercise, less (B) the exercise price per share as of the date of exercise, and the denominator of which is equal to the current market value per share of the Common Stock on the date of exercise.

     Any warrant not exercised prior to the date fixed for its expiration shall expire as of such date, and the holder of such warrant will have no further rights under such warrant or the warrant agreement relating to such warrant.

     Issuance of Additional Warrants upon a Change in Control. Upon the occurrence of a Change in Control (as defined above), the purchasers will receive additional warrants in an amount equal to 25% of the warrants initially sold to them, each of which will be exercisable for the number of shares of Common Stock and at no additional cost, and will have the same exercise price and rights (including, without limitation, rights to adjustments described below), as the warrants purchased by the purchasers as then in effect under any outstanding warrants.

     Exercise Price Adjustments. The exercise price of the warrants and the number of shares of the Common Stock issuable upon exercise of each warrant are subject to adjustment from time to time upon the occurrence of any of the following events:

      (i) If, at any time after the initial issuance, the Company (A) pays a dividend or makes a distribution with respect to its Common Stock in any shares of any class or series of its capital stock or other securities, (B) subdivides or combines its outstanding shares of Common Stock into a greater or smaller number of shares, as applicable or (C) issues any shares of its capital stock in a reclassification of its shares of Common Stock (other than pursuant to a merger, consolidation or business combination);

     (ii) If at any time after the initial issuance, the Company issues or sells rights (subject to certain exceptions) to all holders of shares of Common Stock, entitling the holders thereof to acquire shares of Common Stock at a price per share of Common Stock that is below the current market value per share of the Common Stock, determined as of the record date for the issuance of said rights;

    (iii) If at any time after the initial issuance, the Company issues or sells any shares of Common Stock or right (subject to certain exceptions) at a price that is lower than the current market value per share of the Common Stock immediately prior to such sale or issuance; or

     (iv) If at any time after the initial issuance, the Company declares, orders, pays or makes a dividend (other than cash dividends out of current or retained earnings) or other distribution of property, assets, debt securities or rights to all holders of shares of Common Stock.

     In the event that the stockholder approval sought pursuant to this proxy statement is required in order to implement the events described in (ii), (iii) or (iv) above, or any adjustment to the conversion price triggered by the events described in (ii), (iii) or (iv) above without contravention of a NASDAQ rule, no such adjustment shall be effective unless and until stockholder approval is obtained and the Company may not (without the affirmative vote of the holders of a majority of the outstanding shares of convertible preferred stock, voting or consenting as a single class) engage in any transaction that would cause an adjustment to be made pursuant to (ii), (iii) or (iv) above.

     No adjustment in the exercise price or number of shares of Common Stock purchasable upon exercise of any warrant shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the exercise price or number of shares of Common Stock purchasable upon the exercise of each warrant, as the case may be; provided however, that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Merger; Consolidation; Sale of Assets. Subject to the provisions of the next succeeding paragraph, in the event that the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any person, and in connection therewith consideration is payable to holders of shares of common stock (or other securities or property purchasable upon exercise of warrants), the warrants shall remain subject to the terms and conditions set forth in the warrant agreement and each warrant shall, after such consolidation, merger or sale, entitle the holder thereof to receive, upon exercise, the number of shares of capital stock or other securities or property (including cash) of the Company, or of such person resulting from such consolidation or surviving such merger or to which such sale shall be made, or of the parent of such person, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or property purchasable upon exercise of warrants) if such holder's warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, any record date therefor); and, in any such case, the provisions of the warrant agreement with respect to the rights and interests thereafter of the holders of warrants shall be appropriately adjusted by the Board of Directors, in good faith, so as to be applicable, as nearly as reasonably possible, to any shares of stock or other securities or any property thereafter deliverable on the exercise of the warrants.

     Notwithstanding the foregoing, (x) if the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any Person, and consideration is payable to holders of shares of Common Stock in exchange for their shares of Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding-up of the Company, then the holder shall receive distributions at the same time as and on an equal basis with holders of shares of Common Stock (or other securities purchasable upon exercise of the warrants) as if the warrants had been exercised immediately prior to such event (or, if applicable, any record date therefor), less the exercise price. Upon receipt of such payment, with respect to the warrants in respect of which such payment was received, the rights of a holder hereunder shall terminate except as expressly provided herein or in the warrant certificate and such warrants shall expire. In the case of any such merger, consolidation or sale of assets, the surviving or acquiring person or, in the event of any dissolution, liquidation or winding up of the Company, the Company, shall deposit promptly in an escrow account established by each holder the funds or other consideration, if any, necessary to pay holders pursuant to this subsection.

     Reservation of Shares. The Company has authorized and will at all times reserve and keep available such number of shares of Common Stock of the Company as will be issuable upon the exercise of all outstanding warrants. Such shares of the Company's Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to issuance thereof.

     Voting. The holders of warrants are not entitled or permitted to vote on any matter required or permitted to be voted on by the Company's stockholders.

     Restrictions on Transfer. The warrants are being issued to Huff and the other purchasers in a private offering. As a consequence, the warrants can be sold without registration under the Securities Act only pursuant to a transaction exempt from the registration requirements of the Securities Act and in compliance with any applicable state securities laws.

Description of Convertible Preferred Stock

     The following summarizes the principal features of the convertible preferred stock that may be issued under the September Purchase Agreements. Because it is only a summary, it may not contain all of the provisions that may be important to you. As a result, you may want to read the form of the certificate of designation, which is the document that sets out all of the terms of the convertible preferred stock, prior to making your decision on Proposal. A copy of the form of the certificate of designation may be obtained from the Secretary of the Company, Juliette Williams Pryor, 12975 Worldgate Drive, Herndon, Virginia 20170. In addition, Exhibit D sets forth certain covenants contained in the form of the certificate of designation for the convertible preferred stock.

     The Amended Credit Facility permits the convertible preferred stock to have terms substantially identical (and in any event with no changes that are adverse to the Lenders (as defined in the Amended Credit Facility)) to those set forth in the certificate of designation for the Series A convertible preferred stock or, to the extent the terms of the convertible preferred stock are not substantially identical to such terms, such non-conforming terms: (1) relate to which holders or the percentage of holders that may exercise voting rights or consent to amendments and waivers, (2) relate to the seniority, registration rights or anti-dilution provisions, or (3) relate to the covenants or default provisions as long as such covenants and defaults as so modified are not more restrictive to the Company than those set forth in the certificate of designation, and changes in addition to the foregoing upon receipt of the consent of the Lenders.

     Dividends. Shares of the convertible preferred stock will accrue dividends on a daily basis from the date of issuance at a rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly (on each March 31, June 30, September 30 and December 31), of 7.0% of $1,000 (the "stated value"), plus 7.0% of the accrued but unpaid dividends thereon, subject to dividend rate adjustments upon the occurrence of certain events described below. Dividends on the convertible preferred stock are cumulative and shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared by the Company. Dividends on the convertible preferred stock are payable only when and if declared by the Company; provided that all accrued but unpaid dividends on any share of convertible preferred stock must be paid by the Company upon the conversion of such share of convertible preferred stock. All dividends on the convertible preferred stock will be paid by the Company in shares of its Common Stock.

     In addition to the circumstances set forth in the preceding sentence, the dividend rate with respect to the convertible preferred stock is subject to adjustment upon the occurrence of any one or more of the following events:

          o In the event of a change in control (as described below) of the Company, and commencing as of the date such change in control is effective, the dividend rate of the convertible preferred stock shall be reset to accrue (or in the event a change of control shall have occurred after September 19, 2000 and on or before the date of issuance, cumulative dividends on the convertible preferred stock shall accrue from the date of issuance) at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly as aforesaid, of 20.0% of the stated value, plus accrued but unpaid dividends thereon;

          o In the event that the Company fails to (i) file a shelf registration statement with respect to the outstanding convertible preferred stock prior to a date that is 60 days after the date of issuance of convertible preferred stock (the "filing date"), or (ii) have such registration statement declared effective on or prior to the date that is 90 days after the filing date (the "effective date") or (iii) maintain the effectiveness of such registration statement (if required to be maintained pursuant to the terms of the registration rights agreement among the Company and the holders of the convertible preferred stock), or (iv) file and have declared effective an additional registration statement within 45 days after the preceding registration statement has ceased to be effective, then additional dividends shall accrue and cumulate on the convertible preferred stock as follows:

          o If the shelf registration statement is not filed prior to the filing date, additional dividends will accrue and cumulate on the convertible preferred stock over and above the stated dividend at a rate of 0.50% per annum.

          o If the shelf registration statement is not declared effective prior to the effective date, additional dividends will accrue and cumulate on the convertible preferred stock over and above the stated dividend at a rate of 0.50% per annum.

          o If the shelf registration statement has been declared effective and ceases to be effective at any time that the Company is required to maintain the effectiveness thereof, unless an additional shelf registration statement has been filed and declared effective within 45 days of the date on which the shelf registration statement ceases to be effective, then additional dividends will accrue and cumulate on the convertible preferred stock over and above the stated dividend at a rate of 0.50% per annum, commencing on the 45th day following the day such shelf registration statement ceases to be effective.

          The additional dividends accruing on the convertible preferred stock as a result of the failure of the Company to file the shelf registration statement prior to the filing date, to have the shelf registration statement declared effective or to maintain the effectiveness of the shelf registration statement as required (or to file and have declared effective an additional shelf registration statement) will cease to accrue as soon as the Company's default has been cured.

     As used above, a "change in control" of the Company means:

     o the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company to any person or group (within the meaning of sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Huff, ING Equity Partners L.P.I., Apex Investment Fund I, L.P., Apex Investment Fund II, L.P., The Productivity Fund II, L.P. and Anthony Pompliano, or any of their affiliates (the "permitted holders"); or

     o any person or group (within the meaning of sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the permitted holders becoming the beneficial owner of more than 35% of the total voting power of all classes of the Company's stock entitled to vote in the election of the members of the Company's board of directors if that percentage of voting power is greater than or equal to the total voting power percentage of the permitted holders taken as a whole; or

     o during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors then in office.

     In addition to the dividends described above, holders of shares of convertible preferred stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, dividends and other distributions equivalent to those declared or paid on Common Stock, determined as if the convertible preferred stock had, at the time such dividend or other distribution is declared, been converted into Common Stock at the conversion price (subject to adjustment as described below) (as if the shares of Common Stock payable as dividends thereon had likewise been distributed).

     Ranking of Dividends. The convertible preferred stock's certificate of designation provides that:

     o no dividend whatsoever (other than dividends payable in Common Stock) shall be declared or paid upon, nor any sum set apart for the payment of dividends upon, any outstanding share of the convertible preferred stock unless all dividends on all outstanding shares of then outstanding capital stock of the Company that ranks senior in right of payment to the convertible preferred stock (including, without limitation, the Company's 14.75% Redeemable Preferred Stock) (the "senior stock") for all preceding dividend periods in respect of such senior stock have been declared and paid, or declared and a sufficient sum set apart for the payment thereof; and

     o dividends on the convertible preferred stock will rank on par with dividends payable upon all other capital stock of the Company that ranks pari passu in right of payment with the convertible preferred stock (including the Series A convertible preferred stock and the Company's 12.75% Redeemable Preferred Stock) (the "parity stock") and senior to dividends on all capital stock of the Company that ranks junior in right of payment to the convertible preferred stock (including the Company's common stock)(the "junior stock").

Notwithstanding the foregoing, in the absence of any default under any of the covenants contained in the certificate of designation and subject to compliance with certain other conditions, (1) the Company may be permitted to pay dividends on junior stock consisting of junior stock and may be permitted to pay dividends on parity stock consisting of junior stock or parity stock, and
(ii) the Company may pay cash dividends and make other cash distributions on parity stock or junior stock to the extent such payments are permitted by the Company's outstanding debt instruments.

     Liquidation. Upon liquidation (whether voluntary or involuntary), dissolution or winding-up of the Company, each holder of shares of convertible preferred stock is entitled to be paid out of the assets of the Company available for distribution to its stockholders, after payment to the holders of any then outstanding senior stock of the Company, but before any payment is made to holders of any then outstanding junior stock of the Company, an amount (the "liquidation preference") equal to the greater of (i) the stated value of the shares of convertible preferred stock held by such holders plus, to the extent permitted by law, an amount in cash equal to all accrued and unpaid dividends thereon (including accrued but unpaid dividends on such dividends) through the date fixed for liquidation, dissolution or winding-up (the "accrued dividends") and (ii) the liquidation value attributable to the shares of Common Stock into which such shares of convertible preferred stock are then convertible on an as-if-converted basis, plus accrued dividends. If the assets of the Company available for distribution to its stockholders are not sufficient, after payment of all amounts payable to holders of senior stock, to pay in full all amounts payable to holders of shares of convertible preferred stock and all other parity stock of the Company, the holders of shares of convertible preferred stock and parity stock will share equally and ratably in any distribution of the assets of the Company in proportion to the full liquidation preferences and accrued but unpaid dividends to which each is entitled.

     Conversion. Shares of convertible preferred stock are convertible at any time, at the option of the holder, into the number of shares of Common Stock that is obtained by dividing (i) a number equal to (A) the number of shares of convertible preferred stock to be converted, multiplied by (B) the stated value of such shares; by (ii) the conversion price under the certificate of designation (subject to adjustment as described below). Shares of convertible preferred stock are subject to mandatory conversion, at the option of the Company, at any time after the third anniversary of the initial issuance of the convertible preferred stock (the "conversion trigger date"), if, for any period of 30 consecutive trading days following the conversion trigger date, the closing price for the Common Stock is equal to or greater than 300% of the conversion price (subject to adjustment as described below) on each of such trading days.

     Upon conversion of any shares of convertible preferred stock, the Company will pay to the holder of such shares, all accrued but unpaid dividends thereon (including accrued but unpaid dividends on such dividends) through and including the conversion date. All dividends are payable solely in shares of Common Stock. The number of shares of Common Stock payable to any holder of convertible preferred stock upon conversion of his or her shares shall be determined by dividing (A) the aggregate amount of accrued but unpaid dividends payable with respect to the shares of convertible preferred stock being converted by (B) the conversion price (subject to adjustment as described below).

     No fractional shares of Common Stock will be issued upon conversion of the convertible preferred stock or upon issuance of shares of Common Stock in respect of accrued but unpaid dividends payable upon such conversion. Instead, the Company will pay to the holder surrendering shares of convertible preferred stock for conversion an amount in cash equal to the current market value of his or her fractional interest.

     Notwithstanding the foregoing, no shares of convertible preferred stock may be converted until each of the following has occurred: (i) any applicable waiting period under the Hart-Scott-Rodino Act shall have expired; (ii) any consent, approval, authorization or order of the United States Federal Communications Commission necessary to allow such conversion shall have been obtained, and (iii) any consent, approval, authorization or order of any U.S. state telecommunications regulatory authority or commission necessary to allow such conversion shall have been obtained, except where the absence of such state telecommunications regulatory authority or commission consent, approval, authorization or order would not have a material adverse effect on the Company.

     Adjustments to Conversion Price. The conversion price and the number of shares of Common Stock issuable upon conversion of the convertible preferred stock are subject to adjustment from time to time upon the occurrence of any of the following events:

     (i) If, at any time after the initial issuance, the Company (A) pays a dividend or makes a distribution with respect to its Common Stock in shares of any class or series of its capital stock or other securities, (B) subdivides or combines its outstanding shares of Common Stock into a greater or smaller number of shares, as applicable, or (C) issues any shares of its capital stock in a reclassification of its shares of Common Stock (other than pursuant to a merger, consolidation or business combination);

     (ii) If, at any time after the initial issuance, the Company issues or sells rights (subject to certain exceptions) to all holders of shares of Common Stock, entitling the holders thereof to acquire shares of Common Stock at a price per share of Common Stock that is below the current dilution value per share of the Common Stock, determined as of the record date for the issuance of said rights; or

    (iii) If, at any time after the initial issuance, the Company issues or sells any shares of Common Stock or right (subject to certain exceptions) at a price that is lower than the current dilution value per share of the Common Stock immediately prior to such sale or issuance.

     Upon the occurrence of the following events, the conversion price will be adjusted so that it is the lesser of (i) the conversion price which would otherwise be in effect, or (ii) the purchase price (or deemed purchase price, as described in the September Purchase Agreements) for the purchase or exchange of Common Stock under (A) or (C) below or the initial conversion price under
(B) or (C) below:

     (A) any Common Stock is sold by the Company after September 19, 2000, but prior to the last closing to occur under the September Purchase Agreements, for a purchase price that is less than the conversion price then in effect; or

     (B) any convertible preferred stock is sold by the Company after September 19, 2000 but prior to the last closing to occur under the September Purchase Agreements, with an initial conversion price that is less than the conversion price then in effect; or

     (C) any exchangeable preferred stock sold by the Company after September 19, 2000 but prior to the last closing to occur under the September Purchase Agreements, is exchanged for (x) Common Stock at a deemed purchase price of less than the conversion price then in effect, or
          (y) convertible preferred stock with an initial conversion price of less than the conversion price then in effect.

     In the event that the adjustment results in the conversion price being lower than the conversion price which would otherwise be in effect under the certificate of designation, the number of shares of Common Stock issuable upon the conversion of the convertible preferred stock will be adjusted. The amount of shares issuable will be adjusted by multiplying the number of shares issuable prior to the adjustment by a fraction, the numerator of which is the conversion price in effect prior to the adjustment, and the denominator of which is the conversion price in effect after the adjustment. The above adjustments will be repeated in successive transactions under (A), (B) or (C) above. After the above adjustments, the conversion price will not be higher and the number of Common Stock shares issuable upon conversion will not be lower than the conversion price or number of issuable Common Stock shares which would otherwise be provided for under the certificate of designation.

     No adjustment in the conversion price or number of shares of Common Stock issuable upon conversion of any share of convertible preferred stock shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the conversion price or number of shares of Common Stock issuable upon conversion of any share of convertible preferred stock, as the case may be; provided however, that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Merger, Consolidation, Sale of Assets. In the event that the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any person, and in connection therewith consideration is payable to holders of shares of Common Stock (or other securities or property into which the convertible preferred stock is then convertible), each share of convertible preferred stock shall, after such consolidation, merger or sale, entitle the holder thereof to receive, upon conversion, the number of shares of capital stock or other securities or property (including cash) of the Company, or of such person resulting from such consolidation or surviving such merger or to which such sale shall be made, or of the parent of such person, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or property purchasable upon conversion of convertible preferred stock) had such holder's shares of convertible preferred stock been converted (and shares of Common Stock distributed) immediately prior to such merger, consolidation or sale (or, if applicable, any record date therefor); and in any such case, the provisions of the certificate of designation with respect to the rights and interests thereafter of the holders of shares of convertible preferred stock shall be appropriately adjusted by the Board of Directors, in good faith, as evidenced by a board resolution delivered to the holder; so as to be applicable, as nearly as reasonably possible, to any shares of capital stock or other securities or any property thereafter deliverable upon conversion of the convertible preferred stock. As a condition precedent to the consummation of any merger, consolidation or sale of assets described above, the person resulting from such consolidation or merger or to which such sale has been made, or the parent of such person, as the case may be, shall have and agree to maintain sufficient capital stock or other securities to reasonably ensure compliance with this provision and otherwise take such actions as may be reasonably requested by Huff to ensure such compliance.

     Voting. The holders of convertible preferred stock are not entitled or permitted to vote upon any matter required or permitted to be voted upon by the stockholders of the Company, except that

      (i) holders of convertible preferred stock are entitled and permitted to vote on all matters required to be voted upon by them pursuant to Delaware law,

     (ii) Huff may

          (A) waive compliance by the Company with any provision of the certificate of designation relating to the convertible preferred stock; or

          (B) waive any default by the Company of its obligations under the financial covenants contained in such certificate of designation (described below), and

    (iii) the Company may not, without the consent of Huff

          (A) modify or amend any obligation or covenant of the Company under the certificate of designation with respect to the convertible preferred stock,

          (B) authorize, create or issue any senior stock (other than shares of 14.75% redeemable preferred stock already outstanding on the date of the initial issuance (or additional shares issuable as pay-in-kind dividends on such outstanding shares)), parity stock (other than shares of Series A convertible preferred stock, exchangeable preferred stock, or 12.75% Preferred Stock already outstanding on the date of the initial issuance (or additional shares issuable as pay-in-kind dividends on such outstanding shares)) or any security convertible into or exchangeable for senior stock or parity stock,

          (C) hold any meeting of its stockholders or circulate or provide to its stockholders (or participate or assist in the circulation or provision of) any consent of its stockholders, which meeting of stockholders or consent is being held or circulated or provided for the purpose of considering the approval of a merger or consolidation to which the Company is a party, the sale, lease or exchange of all or substantially all of the Company's property and assets, or the dissolution of the Company, or any transactions similar to any of the foregoing, if such meeting would be held or such consent would be so circulated or provided on a date on or prior to six months after the date of issuance; or

          (D) amend or otherwise modify its bylaws, certificate of incorporation, the certificate of designation relating to the convertible preferred stock in a manner that would adversely affect the powers, rights or privileges of the holders of convertible preferred stock, or reduce the time for any notice to which holders of convertible preferred stock are entitled.

In addition, to the extent that any waiver to be granted pursuant to clause
(ii) above or any action taken pursuant to clause (iii) above would adversely affect the conversion price, date of conversion, liquidation preference, dividend rate, form or timing of the payment of dividends with respect to the convertible preferred stock or the voting rights of holders of convertible preferred stock, the affirmative vote or consent of each holder of the then outstanding shares of convertible preferred stock must be obtained.

     Restrictions on Transfer. The convertible preferred stock is being issued to Huff, Greenwich and Honeywell in a private offering. As a consequence, the convertible preferred stock can be sold without registration only pursuant to a transaction exempt from the registration requirements of the Securities Act and in compliance with any applicable state securities laws. See "Registration Rights."

     Restrictive Covenants. In connection with the issuance of the convertible preferred stock, the Company has agreed to certain restrictive covenants, which are substantially similar to the covenants that were entered into in connection with the issuance of the Company's 12 3/4% Junior Redeemable Preferred Stock. The terms of these restrictive covenants are attached to this proxy as Exhibit
D. The certificate of designation provides that these covenants shall be deemed waived automatically if waived or amended by the holders of the 12 3/4% preferred stock.

Description of Transaction Fee Warrants

     Transaction Fee Warrants. As a transaction fee for the September Purchase Agreements the Company will issue warrants for Common Stock to the purchasers simultaneously with the closing of each sale of the securities under those agreements. The amount of stock issued under these transaction fee warrants will be subject to adjustment for stock dividends, stock splits, recapitalizations, reorganizations and similar events. The amount of Common Stock that will be issued under these transaction fee warrants will be equal to
(i) 60,000, divided by (ii) the common stock purchase price in effect at each closing minus $.01, for each million dollars of gross proceeds to the Company from each sale (prorated for any portion of million dollars of gross proceeds). However, additional transaction fee warrants will be issued if there is any subsequent closing under the agreements at which the common stock purchase price is lower than the common stock purchase price that was in effect at the immediately preceding closing at which transaction fee warrants were issued. These additional transaction fee warrants will be issued in an amount so that the additional transaction fee warrants, when added to the transaction fee warrants issued in the immediately preceding closing, will equal the number of transaction fee warrants that would have been issued at the preceding closing had the purchase price been in effect at the time of the immediately preceding closing. The Company will issue transaction fee warrants to Huff, Greenwich and Honeywell in connection with the sale of the exchangeable preferred stock on September 19, 2000.

     The following summarizes the principal features of the warrants. Because it is only a summary, it may not contain all of the provisions that may be important to you. As a result, you may want to read the warrant agreement, which is the legal document that sets out all of the terms of the warrants, prior to making your decision on Proposal No. 2. A copy of the warrant agreement may be obtained from the Secretary of the Company, Juliette Williams Pryor, 12975 Worldgate Drive, Herndon, Virginia 20170.

     Terms. The warrants will entitle the holders to purchase shares of Common Stock, at an initial exercise price of $.01 (the "initial exercise price"), subject to the adjustments described below. The warrants will automatically expire on the tenth anniversary after the date that they are issued.

     Exercise. Except as otherwise described in this section, the warrants are exercisable at any time on or after the date that they are issued until the date fixed for expiration of such warrants.

     Notwithstanding the foregoing, no warrants may be exercised until each of the following have occurred:

     (i) any applicable waiting period under the Hart-Scott-Rodino Act has expired;

     (ii) any consent, approval, authorization or order of the United States Federal Communication Commission necessary to allow such exercise has been obtained;

    (iii) any consent, approval, authorization or order of any U.S. state telecommunications regulatory authority or commission necessary to allow such exercise has been obtained, except where the absence of such state telecommunications regulatory authority or commission consent, approval, authorization or order would not have a material adverse effect on the Company; and

     (iv) a shelf registration statement relating to the warrants has been filed and declared effective under the Securities Act; provided that if such warrants are exercised in a "cashless exercise" or in exchange for other securities of the Company and no cash consideration is received by the Company (or in any other exchange that is exempt from registration under the Securities Act), then the requirements of clause (iv) need not be met. A "cashless exercise" is effected by a holder of warrants by surrendering to the Company certificates representing a warrant or warrants in exchange for that number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock for which the surrendered warrant or warrants are exercisable as of the date of exercise (as if the exercise price with respect to such warrants were being paid in cash) and (ii) a fraction, the numerator of which is equal to (A) the current market value per share of the Common Stock on the date of exercise, less (B) the exercise price per share as of the date of exercise, and the denominator of which is equal to the current market value per share of the Common Stock on the date of exercise.

     Any warrant not exercised prior to the date fixed for its expiration shall expire as of such date, and the holder of such warrant will have no further rights under such warrant or the warrant agreement relating to such warrant.

     Issuance of Additional Warrants upon a Change in Control. Upon the occurrence of a Change in Control (as defined above), the purchasers will receive additional warrants in an amount equal to 25% of the warrants initially sold to them, each of which will be exercisable for the number of shares of Common Stock and at no additional cost, and will have the same exercise price and rights (including, without limitation, rights to adjustments described below), as the warrants purchased by the purchasers as then in effect under any outstanding warrants.

     Exercise Price Adjustments. The exercise price of the warrants and the number of shares of the Common Stock issuable upon exercise of each warrant are subject to adjustment from time to time upon the occurrence of any of the following events:

      (i) If, at any time after the initial issuance, the Company (A) pays a dividend or makes a distribution with respect to its Common Stock in any shares of any class or series of its capital stock or other securities, (B) subdivides or combines its outstanding shares of Common Stock into a greater or smaller number of shares, as applicable or (C) issues any shares of its capital stock in a reclassification of its shares of Common Stock (other than pursuant to a merger, consolidation or business combination);

     (ii) If at any time after the initial issuance, the Company issues or sells rights (subject to certain exceptions) to all holders of shares of Common Stock, entitling the holders thereof to acquire shares of Common Stock at a price per share of Common Stock that is below the current market value per share of the Common Stock, determined as of the record date for the issuance of said rights;

    (iii) If at any time after the initial issuance, the Company issues or sells any shares of Common Stock or right (subject to certain exceptions) at a price that is lower than the current market value per share of the Common Stock immediately prior to such sale or issuance; or

     (iv) If at any time after the initial issuance, the Company declares, orders, pays or makes a dividend (other than cash dividends out of current or retained earnings) or other distribution of property, assets, debt securities or rights to all holders of shares of Common Stock.

     No adjustment in the exercise price or number of shares of Common Stock purchasable upon exercise of any warrant shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the exercise price or number of shares of Common Stock purchasable upon the exercise of each warrant, as the case may be; provided however, that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Merger; Consolidation; Sale of Assets. Subject to the provisions of the next succeeding paragraph, in the event that the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any person, and in connection therewith consideration is payable to holders of shares of common stock (or other securities or property purchasable upon exercise of warrants), the warrants shall remain subject to the terms and conditions set forth in the warrant agreement and each warrant shall, after such consolidation, merger or sale, entitle the holder thereof to receive, upon exercise, the number of shares of capital stock or other securities or property (including cash) of the Company, or of such person resulting from such consolidation or surviving such merger or to which such sale shall be made, or of the parent of such person, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or property purchasable upon exercise of warrants) if such holder's warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, any record date therefor); and, in any such case, the provisions of the warrant agreement with respect to the rights and interests thereafter of the holders of warrants shall be appropriately adjusted by the Board of Directors, in good faith, so as to be applicable, as nearly as reasonably possible, to any shares of stock or other securities or any property thereafter deliverable on the exercise of the warrants.

     Notwithstanding the foregoing, (x) if the Company consolidates with, merges with or into, or sells, transfers or otherwise disposes of all or substantially all of its property and assets to, any Person, and consideration is payable to holders of shares of Common Stock in exchange for their shares of Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding-up of the Company, then the holder shall receive distributions at the same time as and on an equal basis with holders of shares of Common Stock (or other securities purchasable upon exercise of the warrants) as if the warrants had been exercised immediately prior to such event (or, if applicable, any record date therefor), less the exercise price. Upon receipt of such payment, with respect to the warrants in respect of which such payment was received, the rights of a holder hereunder shall terminate except as expressly provided herein or in the warrant certificate and such warrants shall expire. In the case of any such merger, consolidation or sale of assets, the surviving or acquiring person or, in the event of any dissolution, liquidation or winding up of the Company, the Company, shall deposit promptly in an escrow account established by each holder the funds or other consideration, if any, necessary to pay holders pursuant to this subsection.

     Reservation of Shares. The Company has authorized and will at all times reserve and keep available such number of shares of Common Stock of the Company as will be issuable upon the exercise of all outstanding warrants. Such shares of the Company's Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to issuance thereof.

     Voting. The holders of warrants are not entitled or permitted to vote on any matter required or permitted to be voted on by the Company's stockholders.

     Restrictions on Transfer. The warrants are being issued to Huff and the other purchasers in a private offering. As a consequence, the warrants can be sold without registration under the Securities Act only pursuant to a transaction exempt from the registration requirements of the Securities Act and in compliance with any applicable state securities laws.

Registration Rights

      The Company has agreed to enter into a registration rights agreement pursuant to which it will agree to file a shelf registration statement with the SEC to cover resales of the Series A convertible preferred stock, the warrants issued simultaneously therewith, Purchaser Junior Securities and transaction fee warrants and each share of Common Stock issuable upon the conversion of any convertible preferred stock or exercise of warrants by holders thereof. The Company has agreed to maintain the continuous effectiveness of such shelf registration statement, subject to customary blackout and deferral provisions, until the earliest of (i) the date on which all of the securities covered thereby have been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; (ii) the date on which a subsequent shelf registration covering the securities has been declared effective under the Securities Act and (iii) there are no longer outstanding any registrable securities covered by the shelf registration or subsequent shelf registration.

     The Company has agreed in the registration rights agreements to pay all costs related to the registration obligations thereunder, subject to certain exceptions, and has agreed to indemnify the holders against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Possible Dilutive Effect

     You should be aware that the sale of additional Common Stock, Series A convertible preferred stock, convertible preferred stock and warrants will have a dilutive effect on earnings per share and (in the case of convertible preferred stock and warrants, upon the conversion or exercise thereof) the relative voting power of the Company's present stockholders. In addition, you should note that the Company will issue additional shares of Common Stock in payment of dividends on the Series A convertible preferred stock and convertible preferred stock, which will increase the number of shares of Common Stock that may be issued in connection with the transactions described in Proposals 1 and 2 above.

Interest of Certain Persons in Proposals No. 1 and No. 2

     Four of e.spire's directors, William R. Huff, Edwin M. Banks, Peter Bentz, and Joseph Thornton, are employees of W. R. Huff Asset Management Co., L.L.C., an affiliate of The Huff Alternative Income Fund, L.P., which is purchasing up to approximately $103 million worth of shares of Purchaser Junior Securities, and one other director, Christopher L. Rafferty, is an employee of WRH Partners, L.L.C., the general partner of The Huff Alternative Income Fund, L.P. See "Outstanding Shares and Voting Rights--Beneficial Ownership of Certain Holders." In addition, Huff received a commitment fee of $1 million from the Company in connection with its participation in the transaction described in Proposal No. 1 and will receive approximately 510,662 transaction fee warrants in connection with the transaction described in Proposal No. 2. The Company has agreed to pay all fees and expenses, including the reasonable fees and expenses of counsel, of the purchasers in connection with this transaction, including the cost of holding and/or converting the securities, subject to certain exceptions.

     The Huff Alternative Income Fund, L.P. has advised the Company that it intends to vote its shares in favor of the Proposals.

Other Matters

     The Board of Directors knows of no other matters to be brought before the Special Meeting. It is expected that KPMG LLP, the Company's independent public accountants, will not be present at the Special Meeting. If matters other than the foregoing should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy as to the best interests of the Company.

Stockholders' Proposals

       The Company's next Annual Meeting of Stockholders will be held on or around May 12, 2001. Such Annual Meeting of Stockholders will present information relating to the Company's fiscal year ending December 31, 2000. Any proposal by stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company at the above address for inclusion in its Proxy Statement and form of proxy relating to that meeting by January 12, 2001.

                                           By Order of the Board of Directors

                                            /s/ George F. Schmitt
                                           -------------------------------------
                                           George F. Schmitt
                                           Chairman and Acting Chief Executive
                                           Officer

Dated: October 19, 2000
                        e.spire(R) Communications, Inc.

                                     Proxy

                                  Common Stock

                       Special Meeting: November 16, 2000

          This Proxy is solicited on behalf of the Board of Directors

     Juliette Williams Pryor and Bradley E. Sparks, and each of them, to act as proxies with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, upon the following proposals and in the discretion of the proxies on such other matters as may properly come before the Special Meeting of Stockholders of e.spire(R) Communications, Inc. to be held at the Hyatt Regency, Reston Town Center, 1800 Presidents Street, Reston, Virginia 20190 on November 16, 2000 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Special Meeting"), all shares of Common Stock of e.spire(R) Communications, Inc. to which the undersigned is entitled to vote at the Special Meeting. The following proposals are more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement (receipt of which is hereby acknowledged).

     UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NO. 1, 2 AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS NO. 1, 2 AND 3.

     (Continued and to be dated and signed on the reverse side.)

                        e.spire(R) Communications, Inc.

                                 P.O. Box 11144

                           NEW YORK, N.Y. 10203-0144

     1. To approve the issuance of the following securities (some of which were issued by the Company on March 3, 2000 for an aggregate amount of approximately $100.7 million) pursuant to purchase agreements between the Company and certain investors:

     o Series A convertible preferred stock that: (a) is currently convertible into 10,682,759 shares of our common stock and (b) provides that the Company will issue additional shares of common stock payable as dividends on the Series A convertible preferred stock; and

     o warrants that are: (a) exercisable into up to 7,717,500 shares of common stock at an exercise price of $9.89 per share and (b) each exercisable into 44.1 shares of Common Stock.

                                FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

     2. To approve the issuance of the following securities pursuant to purchase agreements between the Company and certain investors:

     o up to $124.3 million of common stock at a price per share equal to the lesser of $3.37 per share and 80% of the market price at time of issuance (to be sold for cash or in exchange for outstanding exchangeable preferred stock);

     o up to $124.3 million of convertible preferred stock in one or more series which will be convertible into common stock at a price per share equal to the lesser of $3.37 and 80% of the market price at the time of issuance (to be sold for cash or in exchange for outstanding exchangeable preferred stock), and the issuance of common stock as dividends thereon;

     o up to $124.3 million of warrants, the terms of which shall be determined by the Board of Directors based on the written opinion of the financial advisor to the Company that such terms are fair to the Company and the public stockholders of the Company from a financial point of view; and

     o transaction fee warrants to purchase common stock at an exercise price of $.01 per share in an amount equal to 60,000 divided by the market price of the common stock at the time of any closing under the purchase agreements (less $.01) per one million dollars sold of any common stock, convertible preferred stock, debt securities or warrants.

                                FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

     3. To approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended, providing for an increase in the number of shares of the Company's common stock authorized to be issued from 125 million to 250 million.

                                FOR  [ ]        AGAINST  [ ]        ABSTAIN  [ ]

     PLEASE CHECK THIS BOX IF YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON. o

                                (Please sign exactly as name appears to the left, date and return. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                Please Date:____________________________________



                                Sign Here:______________________________________

                                          --------------------------------------
                                               Signature (if held jointly)



                                          --------------------------------------
                                          Capacity (Title or Authority, i.e.,
                                          President, Partner, Executor, Trustee)

PLEASE SIGN AND DATE AND RETURN YOUR PROXY TODAY.   VOTES MUST BE INDICATED (X)
IN BLACK OR BLUE INK.

                                                                      EXHIBIT A


     [Letterhead of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.]



                                                           March 1, 2000

The Board of Directors
e.spire Communications, Inc.

Dear Members of the Board:

     We understand that e.spire Communications, Inc. ("e.spire" or the "Company") is considering selling (the "Offering") to The Huff Alternative Income Fund, L.P. ("Huff"), Greenwich Street Capital Partners II, L.P., ("Greenwich") and other investors (collectively the "Purchasers") $200 million of a newly issued class of 7% Convertible Preferred Stock (the "Preferred Stock") which will initially be convertible into approximately 25,284,450 shares of the Company's common stock. We also understand that the Purchasers of the Preferred Stock will receive ten-year warrants (the "Warrants") to purchase
8.82 million shares of the Company's common stock at an exercise price of $9.89 per share. We also understand that the Offering will be completed in an initial closing and (subject to receipt of the requisite shareholder approval) a final closing. The Offering and related transactions are referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth above. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed e.spire's audited financial statements on Form 10-KSB for the fiscal years ended June 1995 and 1996 and December 31, 1996, 1997 and 1998, and the unaudited financial statements on Form 10-Q for the quarter ended September 30, 1999, which e.spire's management has identified as being the most current financial statements available;

     2.   reviewed copies of the following documents and agreements:

          (i)   Unit Purchase Agreement between e.spire Communications, Inc. and
                (a) The Huff Alternative Income Fund L.P., (b) Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund L.P., Greenwich Fund L.P., Greenwich Street Employees Fund L.P. and TRV Executive Fund L.P. and (c) Honeywell International Inc. Master Retirement Trust, execution copies dated March 1,2000;

          (ii) e.spire Communications, Inc. certificate of designation of Series A convertible preferred stock, execution copy dated March 1, 2000;

          (iii) Registration Rights Agreement between e.spire Communications, Inc. and The Huff Alternative Income Fund L.P., Greenwich Street Capital Partners II, L.P GSCP Offshore Fund L.P., Greenwich Fund L.P., Greenwich Street Employees Fund L.P. and TRV Executive Fund L.P. and Honeywell International Inc. Master Retirement Trust, execution copy dated March 1, 2000;

          (iv) Warrant Agreement among e.spire Communications, Inc. and The Huff Alternative Income Fund L.P., Greenwich Street Capital Partners II, L.P GSCP Offshore Fund L.P., Greenwich Street Employees

               Fund L.P. and TRV Executive Fund L.P. and Honeywell International Inc. Master Retirement Trust, execution copy dated March 1, 2000 draft dated 2/23/00;

          3. spoke with certain members of the senior management of e.spire to discuss the operations, financial condition, future prospects and projected operations of e.spire;

          4. reviewed forecasts and projections prepared by the Company's management with respect to e.spire for the years ended December 31, 2000 through 2008;

          5. reviewed the historical market prices and trading volume for e.spire's publicly traded securities;

          6. reviewed certain other publicly available financial data for certain companies that we deem comparable to e.spire;

          7. reviewed certain publicly available financial data for certain transactions that we deemed comparable to the Transaction; and

          8. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the Company and the Company's public stockholders from a financial point of view.


           /s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
           ----------------------------------------------------------

                                                                      EXHIBIT B


     [Letterhead of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.]



                                                             September 19, 2000



The Board of Directors
e.spire Communications, Inc.


Dear Members of the Board:

     We understand that e.spire Communications, Inc. ("e.spire" or the "Company") has agreed to sell (the "Offering") to The Huff Alternative Income Fund, L.P., Greenwich Street Capital Partners II, L.P., GSCP Offshore Fund, L.P., Greenwich Fund, L.P., Greenwich Street Employees Fund, L.P. and TRV Executive Fund, L.P. and The Honeywell International Inc. Master Retirement Trust (collectively the "Purchasers"), and other investors newly issued securities ("Junior Securities"). We further understand that the Junior Securities will, at the Purchaser's option, consist of common stock, warrants for common stock, preferred stock or subordinated notes of the Company. We also understand that the Company will sell $50 million in shares of Exchangeable Preferred Stock ("Exchangeable Preferred Stock") to the Purchasers and the Exchangeable Preferred Stock will be exchangeable, at the Company's option, into Junior Securities. The Offering and related transactions are referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth above. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed e.spire's audited financial statements on Form 10-KSB for the fiscal years ended June 1995 and 1996 and December 31, 1996, 1997, 1998 and 1999, and the unaudited financial statements on Form 10-Q for the quarter ended June 30, 2000, which e.spire's management has identified as being the most current financial statements available;

     2.   reviewed copies of the following agreements:

          (i) Purchase Agreement between the Company and The Huff Alternative Income Fund, L.P., draft dated September 19, 2000;

          (ii) First Amended and Restated Credit Agreement, draft dated September 19, 2000;

          (iii) Loan Put Agreement, draft dated September 11, 2000;

          (iv)  Voting Agreement, draft dated August 29, 2000;

          (v) Certificate of Designation Exchangeable Preferred Stock, draft dated September 19, 2000;

          3. spoke with certain members of the senior management of e.spire to discuss the operations, financial condition, future prospects and projected operations of e.spire;

          4. reviewed forecasts and projections prepared by the Company's management with respect to e.spire for the years ended December 31, 2000 through 2005;

          5. reviewed the historical market prices and trading volume for e.spire's publicly traded securities;

          6. reviewed certain other publicly available financial data for certain companies that we deem comparable to e.spire;

          7. reviewed certain publicly available financial data for certain transactions that we deemed comparable to the Transaction; and

          8. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the Company and the Company's public stockholders from a financial point of view.


           /s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
           ----------------------------------------------------------

                                                                      EXHIBIT C


     Covenants contained in the Certificate of Designation for the Series A Convertible Preferred Stock. See "Certain Definitions" below for the definitions of capitalized terms used below:

     8. Restrictive Covenants

          (a) Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock.

               (i) The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, for the payment of (collectively, "incur" and correctively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Indebtedness) and shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Subsidiary Preferred Stock; provided that the Corporation may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Stock or Subsidiary Preferred Stock if the Corporation's Consolidated Leverage Ratio as of the last day of the Corporation's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such Disqualified Stock or Subsidiary Preferred Stock is issued, as the case may be, would have been greater than zero and less than 5.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Subsidiary Preferred Stock had been issued, as the case may be, at the beginning of such fiscal quarter.

               (ii) The provisions of Section 8(a)(i) shall not apply to:

                    (A) the incurrence of Indebtedness by the Corporation or
               any Subsidiary pursuant to Credit Agreement(s); provided that the aggregate principal amount of Indebtedness under such Credit Agreement(s) at any one time outstanding under this clause (A) does not exceed $200.0 million for the Corporation and all of its Subsidiaries combined;

                    (B) Existing Indebtedness (including all amounts that
               accrue thereon);

                    (C) the incurrence of Vendor Debt by the Corporation or any
               Subsidiary; provided that the aggregate principal amount of such Vendor Debt does not exceed 80% of the purchase price or cost of the construction, acquisition or improvement of the applicable Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Debt was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

                    (D) the incurrence by the Corporation or any of its
               Restricted Subsidiaries of Refinancing Indebtedness with respect to Indebtedness permitted pursuant to clause (B) and (C) of this paragraph;

                    (E) the incurrence of Indebtedness by the Corporation not
               to exceed, at any one time outstanding, 2.0 times the sum of (1) the net cash proceeds received by the Corporation from the issuance and sale of the convertible preferred stock and the issuance and sale of any other class or series of its Capital Stock (other than Disqualified Stock) from and after the initial date of issuance of the 12.75% Preferred Stock plus (2) the fair market value at the time of issuance of Capital Stock (other than Disqualified Stock) issued in connection with any acquisition of a Telecommunications Corporation, in each case to a Person other than a Subsidiary of the Corporation; and

                    (F) the incurrence by the Corporation of Indebtedness (in
               addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $100.0 million;

               (iii) If an item of Indebtedness is permitted to be incurred or an item of Disqualified Stock or Subsidiary Preferred Stock is permitted to be issued on the basis of one or more of clauses (A) through (F) of Section 8(a)(ii) above, or is permitted to be incurred on the basis of Section 8(a)(i) above, then the Corporation shall, in its sole discretion, classify such item in any manner that complies with Section 8(a) and such item shall be treated as having been incurred pursuant to only one of such clauses of Section 8(a)(ii) or pursuant to Section 8(a)(i). Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or shares of Capital Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 8(a).

               (iv) For purposes of this Section 8(a), in the event that the Corporation proposes to incur Indebtedness pursuant to Section 8(a)(ii)(E) hereof, the Corporation shall, simultaneously with the incurrence of such Indebtedness, deliver to the Transfer Agent a resolution of the Board of Directors set forth in an Officer's Certificate stating that the sale or sales of Capital Stock forming the basis for the incurrence of such Indebtedness (i) constitutes an investment in the Corporation and (ii) has not been made for the purpose of circumventing Section 8(a) hereof. In the event that the Corporation rescinds, reverses or unwinds such sale of Capital Stock or otherwise returns or refunds all or any portion of the net cash proceeds of such sale of Capital Stock (whether by dividend, distribution or otherwise) within 270 days of the date of the incurrence of such Indebtedness, such Indebtedness shall be deemed to be incurred on the date of, and immediately after giving effect to, such rescission, reversal, unwinding, return or refund.

          (b) Merger, Consolidation or Sale of Assets. The Corporation shall not in any transaction or series of transactions consolidate with, or merge with or into any other Person (other than a merger of a Restricted Subsidiary into the Corporation in which the Corporation is the continuing corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Corporation and the Restricted Subsidiaries taken as a whole, to any other Person (any Person referred to in this Section 8(b) above, a "Successor") unless:

               (i) either (A) the Corporation is the continuing corporation or
          (B) the corporation (if other than the Corporation) formed by such consolidation or into which the Corporation is merged, or the Person which acquires, by sale, assignment, transfer, lease, conveyance or other disposition, all or substantially all of the property and assets of the Corporation and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia and the convertible preferred stock shall be converted into or exchanged for, and shall become shares of, such Surviving Entity, successor, transferee or resulting Person, having in respect of such Surviving Entity the same powers, preference and relative participating, optional or other special rights and qualifications, limitations or restrictions thereon, that the convertible preferred stock had with respect to the Corporation immediately prior to such transaction;

               (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions) neither of the following events shall have occurred or resulted therefrom (A) the Corporation fails to comply with any of its covenants set forth in this Certificate of Designation and such failure continues for at least 30 consecutive days after receipt by the Corporation of notice of such failure from the Holders of at least 25% of the shares of convertible preferred stock then outstanding or (B) there occurs a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Corporation or any of its Subsidiaries (or the payment of which is guaranteed by the Corporation or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (y) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment

          Default or the maturity of which has been so accelerated, aggregates $10.0 million or more, at any time, in each case, after a 60-day period during which such Payment Default shall not have been cured or such acceleration rescinded; and

               (iii) immediately after giving effect to such transaction or series of related transaction on a pro forms basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions), the Corporation (or the Successor, if the Corporation is not continuing) would (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 8(a)(i) hereof or (B) have a Total Equity Market Capitalization of at least $750 million and total Indebtedness, net of cash and Cash Equivalents (as presented on the Corporation's consolidated balance sheet), in an amount less than 50% of its Total Market Capitalization.

          (c) Dividend and Other Payment Restrictions Affecting Subsidiaries. The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (i) (x) pay dividends or make any other distributions to the Corporation or any of its Restricted Subsidiaries on its Capital Stock or (y) pay any Indebtedness owed to the Corporation or any of its Restricted Subsidiaries;

               (ii) make loans or advances to the Corporation or any of its Restricted Subsidiaries;

               (iii) transfer any of its properties or assets to the Corporation or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

                    o Existing Indebtedness as in effect on the Issue Date;

                    o any Credit Agreement creating or evidencing Indebtedness permitted by Section 8(a)(ii)(A) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

                    o any encumbrance or restriction pursuant to an agreement
               relating to an acquisition of assets or property, so long as the encumbrances or restrictions in any agreement relate solely to the assets of property so acquired;

                    o the Certificate of Designation of the Series A
               convertible preferred stock or the convertible preferred stock;

                    o applicable law;

                    o customary provisions restricting subletting or assignment of any lease of the Corporation or any Restricted Subsidiary;

                    o customary provisions in certain agreements that restrict the assignment of such agreement or any rights thereunder;

                    o purchase money obligations or Vendor Debt for property
               acquired in the ordinary course of business that impose restrictions of the nature described in Section 8(c)(iii) on the property so acquired;

                    o any encumbrance or restriction relating to any
               Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Corporation or any Restricted Subsidiary (other than Indebtedness issued by such Restricted Subsidiary in connection with or in anticipation of its acquisition);

                    o any temporary encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

                    o any restriction on the sale or other disposition of
               assets or property securing Indebtedness as a result of a Permitted Lien on such assets or property; and

                    o Refinancing Indebtedness; provided that such encumbrances or restrictions are not materially more restrictive than those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          (d) Reports. Whether or not the Corporation is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Corporation shall file with the Commission the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Corporation were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Corporation would have been required to file them. The Corporation shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (1) transmit by mail to all Holders of the Committed Preferred Stock, as their names and addresses appear on the records of the Transfer Agent and to any Persons that request such reports in writing, without cost to such holders or Persons, and (2) file with the Transfer Agent copies of the annual reports, quarterly reports and other documents (without exhibits) which the Corporation has filed or would have filed with the Commission pursuant to
     Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Corporation shall not be required to file any report or other information with the Commission if the Commission does not permit such filing.

          (e) Default. Unless such default is waived by the Holders of the convertible preferred stock, in the event of any default by the Corporation in the performance of any covenant set forth in this Section 8, if such default is not cured by the Corporation within 30 days following notice to the Corporation from Holders of no less than 25% of the outstanding shares of convertible preferred stock of the existence of such default, or if the Corporation is in default in its obligations under
     Section 3(g) or 5(c) or clause (ii) of Section 7(c) above, the Corporation shall not, throughout the period such default is continuing, declare, pay or set aside for payment any dividends on any Junior Stock or Parity Stock (or pay-in-kind dividends pursuant to the certificate of designation for the 12.75% Preferred Stock) or purchase or redeem any shares of Junior Stock or Parity Stock (other than mandatory redemption pursuant to the certificate of designation of the 12.75% Preferred Stock); provided, however, that nothing in this Section 8(e) shall be deemed to limit the provisions of (i) the Series A Stock or Exchangeable Preferred Stock with respect to the conversion (including without limitation with respect to the issuance of Dividend Shares) or exchange thereof, respectively; (ii) the Exchangeable Preferred Stock with respect to the redemption thereof under Section 7(c)(iv) of the certificate of designation of the Exchangeable Preferred Stock; or (iii) any Purchase Agreement Preferred with respect to the conversion thereof. Nothing in this Section 8(e) is intended to limit any other right or remedy to which the Holders of convertible preferred stock are otherwise entitled. Notwithstanding any of the foregoing, a default under Section 8(a), 8(b), 8(c) or 8(d) shall be automatically deemed waived by the Holders if the holders of 12.75% Preferred Stock have, in accordance with the provisions of Section 6(h) of the certificate of designation of the 12.75% Preferred Stock (the "12.75% Certificate of Designation"), waived (including by way of amendment) the Corporation's default under the corresponding provisions (Sections 8(a), 8(b), 8(c) and 8(d), respectively) of the 12.75% Certificate of Designation.

Certain Definitions

     Unless the context otherwise requires, each of the terms defined below shall have the meaning specified in the Certificate of Designation (with terms defined in the singular having comparable meanings when used in the plural):

     "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Persons merging with or into or becoming a Subsidiary of such specified Person.

     "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Corporation and of each other Subsidiary of the Corporation; provided, further, that neither the Corporation nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other; and provided, further, that any lender under the Secured Credit Facility and its Affiliates shall not be deemed to be Affiliates of the Corporation or any Restricted Subsidiary solely as a result of the existence of the Secured Credit Facility or their holdings of Capital Stock of the Corporation or any Restricted Subsidiary acquired in connection with the Secured Credit Facility. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are then available multiplied by four.

     "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, by way of consolidation or merger, but excluding by means of any Sale and Leaseback Transaction or by the granting of a Lien permitted under the definition of "Permitted Liens" herein) by such Person or any of its Restricted Subsidiaries to any Person other than the Corporation or a Restricted Subsidiary of the Corporation, in one transaction, or a series of related transactions (each hereinafter referred to as a "Disposition"), of property or assets of such Person or any of its Restricted Subsidiaries, the Fair Market Value of which exceeds $2.0 million, other than (i) a Disposition of property in the ordinary course of business consistent with industry practice and (ii) a Disposition by the Corporation in connection with a transaction permitted under Section 8(b) hereof.

     "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or option to acquire an equity interest in such Person.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any commercial bank organized in the United States of America having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within ninety days after the date of acquisition thereof, and, at the time of acquisition, having a rating of A or better from Standard & Poor's Ratings Group ("Standard & Poor's") or A-2 or better from Moody's Investors Service, Inc. ("Moody's"), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States of America having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and in each case maturing within ninety days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States of America having capital and surplus in excess of $500 million, (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States of America having capital and surplus in excess of $500 million and (viii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) through (vi).

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Hedging Obligations (including any amortization of discounts),
(x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends or distributions with respect to preferred stock or Disqualified Stock of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any Indebtedness of any other Person is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Indebtedness, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its stated maturity, in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

     "Consolidated Leverage Ratio" means, for any Person, as of any date, the ratio of (i) the sum of the aggregate outstanding amount of all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP to (ii) the Annualized Pro Forma EBITDA of such Person.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication, (i) all items classified as extraordinary, (ii) any net income of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period; (iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of the related acquisitions; (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;
(v) net gains (but not net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries (vi) the net income (but not net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person;
(vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss); and (viii) the cumulative effect of changes in accounting principles.

     "Credit Agreement" means, with respect to any Person, any agreement entered into by and among such Person and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit agreements typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

     "Disqualified Stock" means any Capital Stock (other than the 14.75% Preferred Stock and the 12.75% Preferred Stock) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the Conversion Date.

     "EBIT" means the amount calculated in the same manner as EBITDA, but not including clauses (iii) and (iv) of the definition thereof.

     "EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense (iii) depreciation expense, (iv) amortization expense, (v) any non-cash expense related to the issuance to employees of such Person of options to purchase Capital Stock of such Person and (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity and minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period.

     "Exchange Rate Obligation" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

     "Existing Indebtedness" means Indebtedness of the Corporation and its Subsidiaries outstanding on the Issue Date.

     "Existing Notes" means, collectively, the Corporation's 13% Senior Discount Notes due 2005 (the "2005 Notes"), the Corporation's 12.75% Senior Discount Notes due 2006 (the "2006 Notes"), the Corporation's 13.75% Senior Notes due 2007 (the "2007 Notes") and the Corporations 105/8% Senior Discount Notes due 2008 (the "2008 Notes").

     "Fiber Network" means a digital fiber optic telecommunications network wholly owned by the Corporation that serves a Metropolitan Area.

     "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Certificate of Designation shall utilize GAAP as in effect on the Issue Date.

     "Goldman Facility" means the Credit Agreement dated as of August 11, 1999 among the Corporation and e.spire Finance Corporation, as Borrowers, the Lenders listed therein, as Lenders, Goldman Sachs Credit Partners, L.P., as sole lead arranger and syndication agent, The Bank of New York, as administrative agent, First Union National Bank, as documentation agent and Newcourt Commercial Finance Corporation, as collateral agent.

     "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

     "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligations of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issues for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) the notional amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Certificate of Designation; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any Guarantees at such date; provided that for purposes of calculating the amount of any Indebtedness issued prior to the Issue Date with an original issue discount ("Discounted Indebtedness") outstanding at any date, the amount of such Discounted Indebtedness shall be the Accreted Value (as defined in the relevant indenture) thereof as of such date unless cash interest has commenced to accrue pursuant to the relevant indenture, in which case the amount of the Discounted Indebtedness outstanding will be determined pursuant to the relevant indenture and will not include any accrued and unpaid cash interest which would otherwise be included in Accreted Value because of clause
(iii) of the definition thereof in the relevant indenture.

     "Interest Hedging Obligation" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

     "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that the Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such investment repaid to such person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its Fair Market Value at the time of such transfer.

     "Lien" means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

     "Metropolitan Area" means the metropolitan areas in which the Corporation, as of the Issue Date, has a Fiber Network and other metropolitan areas deemed in the reasonable business judgment of the management of the Corporation to provide an opportunity for the building and operation of such a Fiber Network with the reasonable potential to produce financial results for the Corporation at least substantially comparable to the metropolitan areas in which the Corporation has such operational Fiber Networks.

     "Parent" means, with respect to any corporation or other entity, an entity that, directly or indirectly, owns, at the time, a majority of the voting interest of such corporation or other entity.

     "Permitted Liens" means (i) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Corporation or any Subsidiary of the Corporation, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Corporation or any of its Subsidiaries other than the property or assets subject to such Liens prior to such merger or consolidation; (ii) Liens on Telecommunications Related Assets existing during the time of the construction thereof; (iii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business consistent with industry practice; (iv) Liens existing as of the Issue Date; (v) Liens to secure borrowings permitted under Section 8(a)(ii)(A) hereof (including any such liens arising in connection with a Secured Credit Facility); (vi) any Lien on property of the Corporation in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (vii) any Lien for taxes or assessments or other governmental charges or levies not then due and payable or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP); (viii) easements, rights-of-way, licenses and other similar restrictions on the issue of properties or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business or the Corporation or its Subsidiaries; (ix) any Lien to secure obligations under workmen's compensation laws or similar legislation, including any Lien with respect to judgments that are not currently dischargeable; (x) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP): (xi) any interest or title of a lessor in property subject to a Capital Lease Obligation; (xii) Liens to secure any Vendor Debt; provided that such Liens do not extend to any property or assets other than the property or assets the acquisition of which was financed by such Indebtedness;
(xiii) Liens in favor of the Corporation or any Restricted Subsidiary; (xiv) Liens on property or assets of a Person existing prior to the time such Person is acquired by the Corporation as a result of (a) Investments by the Corporation or a Restricted Subsidiary in or in respect of a Person to the extent the consideration for such Investment consists of shares of Qualified Stock of the Corporation or (b) Investments in certain joint venture entities, provided that such Liens were in existence prior to the contemplation of such Investment and do not secure any property or assets of the Corporation or any of its Subsidiaries other than the property or assets subject to such Liens prior to such Investment; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens on the escrow account for the 2007 Notes and all funds and securities therein securing only the 2007 Notes equally and ratably; and (xvii) Liens to secure any permitted extension, renewal refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (i) through
(v) and (xii), provided that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Pro Forma EBITDA" means, for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied, after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA for such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Form EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to such Asset Sale or the acquisition of such Person or business, as the case may be, as if such acquisition had been completed as of the beginning of such period, and (iii) if, during or after such period, such Person or any of its Subsidiaries incurs any Indebtedness (including without limitation, any Acquired Indebtedness) or issues any Disqualified Stock, Pro Forma EBITDA shall be computed so as to give pro forma effect (including pro forma application of the proceeds therefrom) thereto as if such Indebtedness or Disqualified Stock had been incurred as of the beginning of such period.

     "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

     "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to refinance, repurchase, replace, refund or defease other Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Corporation that has not been classified as an "Unrestricted Subsidiary".

     "Rule 144" means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the Commission.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "Secured Credit Facility" means the AT&T Facility and the Goldman Facility each as in effect on the Issue Date, and additional secured credit agreements to which the Corporation is or becomes a party, in an aggregate amount not to exceed $35.0 million, and all related amendments, notes, collateral documents, guarantees, instruments and other agreement executed in connection therewith, as the same may be amended, modified, supplemented, restated, renewed, extended, refinanced, substituted or replaced from time to time.

     "Stated Value" has the meaning set forth above.

     "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,
(ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests in which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and
(iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

     "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communication-related network equipment, software and other devices for use in (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in (i) or (ii) above.

     "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

     "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (1) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into or exercisable for, shares of common stock of such person) multiplied by (B) the average closing price of such common stock over the 20 consecutive trading days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of convertible preferred stock of such Person on such day.

     "Total Market Capitalization" of any Person mean, as of any day of determination, the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and (ii) the average closing price of such common stock of the 20 consecutive trading days immediately preceding such day, plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day, less (4) cash and cash equivalents as presented on such Person's consolidated balance sheet on such date. If no such closing price exists with respect to shares of such common stock, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by an Independent Financial Advisor retained by the Corporation, subject to the prior approval of the Holders of a majority of the outstanding shares of convertible preferred stock.

     "Unrestricted Subsidiary" means any Subsidiary of the Corporation that the Corporation has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of each of the indentures governing the Existing Notes.

     "Value Report" has the meaning set forth in Section 5(f) below.

     "Vendor Debt" means any purchase money Indebtedness of the Corporation or any Subsidiary incurred in connection with the acquisition of Telecommunications Related Assets.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

                                                                      EXHIBIT D


     Covenants contained in the Certificate of Designation for the Convertible Preferred Stock. See "Certain Definitions" below for the definitions of capitalized terms used below.

     8. Certain Covenants

          (a) Incurrence of Indebtedness and Issuance of Disqualified Stock or Preferred Stock.

               (i) The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, for the payment of (collectively, "incur" and correctively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Indebtedness) and shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Subsidiary Preferred Stock; provided that the Corporation may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Stock or Subsidiary Preferred Stock if the Corporation's Consolidated Leverage Ratio as of the last day of the Corporation's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such Disqualified Stock or Subsidiary Preferred Stock is issued, as the case may be, would have been greater than zero and less than 5.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Subsidiary Preferred Stock had been issued, as the case may be, at the beginning of such fiscal quarter.

               (ii) The provisions of Section 8(a)(i) shall not apply to:

                    (A) the incurrence of Indebtedness by the Corporation or
               any Subsidiary pursuant to Credit Agreement(s); provided that the aggregate principal amount of Indebtedness under such Credit Agreement(s) at any one time outstanding under this clause (A) does not exceed $200.0 million for the Corporation and all of its Subsidiaries combined;

                    (B) Existing Indebtedness (including all amounts that
               accrue thereon);

                    (C) the incurrence of Vendor Debt by the Corporation or any
               Subsidiary; provided that the aggregate principal amount of such Vendor Debt does not exceed 80% of the purchase price or cost of the construction, acquisition or improvement of the applicable Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Debt was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

                    (D) the incurrence by the Corporation or any of its
               Restricted Subsidiaries of Refinancing Indebtedness with respect to Indebtedness permitted pursuant to clause (B) and (C) of this paragraph;

                    (E) the incurrence of Indebtedness by the Corporation not
               to exceed, at any one time outstanding, 2.0 times the sum of (1) the net cash proceeds received by the Corporation from the issuance and sale of the Series __ Convertible Preferred Stock and the issuance and sale of any other class or series of its Capital Stock (other than Disqualified Stock) from and after the initial date of issuance of the 12.75% Preferred Stock plus (2) the fair market value at the time of issuance of Capital Stock (other than Disqualified Stock) issued in connection with any acquisition of a Telecommunications Corporation, in each case to a Person other than a Subsidiary of the Corporation; and

                    (F) the incurrence by the Corporation of Indebtedness (in
               addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $100.0 million;

               (iii) If an item of Indebtedness is permitted to be incurred or an item of Disqualified Stock or Subsidiary Preferred Stock is permitted to be issued on the basis of one or more of clauses (A) through (F) of Section 8(a)(ii) above, or is permitted to be incurred on the basis of Section 8(a)(i) above, then the Corporation shall, in its sole discretion, classify such item in any manner that complies with Section 8(a) and such item shall be treated as having been incurred pursuant to only one of such clauses of Section 8(a)(ii) or pursuant to Section 8(a)(i). Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or shares of Capital Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 8(a).

               (iv) For purposes of this Section 8(a), in the event that the Corporation proposes to incur Indebtedness pursuant to Section 8(a)(ii)(E) hereof, the Corporation shall, simultaneously with the incurrence of such Indebtedness, deliver to the Transfer Agent a resolution of the Board of Directors set forth in an Officer's Certificate stating that the sale or sales of Capital Stock forming the basis for the incurrence of such Indebtedness (i) constitutes an investment in the Corporation and (ii) has not been made for the purpose of circumventing Section 8(a) hereof. In the event that the Corporation rescinds, reverses or unwinds such sale of Capital Stock or otherwise returns or refunds all or any portion of the net cash proceeds of such sale of Capital Stock (whether by dividend, distribution or otherwise) within 270 days of the date of the incurrence of such Indebtedness, such Indebtedness shall be deemed to be incurred on the date of, and immediately after giving effect to, such rescission, reversal, unwinding, return or refund.

          (b) Merger, Consolidation or Sale of Assets. The Corporation shall not in any transaction or series of transactions consolidate with, or merge with or into any other Person (other than a merger of a Restricted Subsidiary into the Corporation in which the Corporation is the continuing corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Corporation and the Restricted Subsidiaries taken as a whole, to any other Person (any Person referred to in this Section 8(b) above, a "Successor") unless:

               (i) either (A) the Corporation is the continuing corporation or
          (B) the corporation (if other than the Corporation) formed by such consolidation or into which the Corporation is merged, or the Person which acquires, by sale, assignment, transfer, lease, conveyance or other disposition, all or substantially all of the property and assets of the Corporation and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia and the Series __ Convertible Preferred Stock shall be converted into or exchanged for, and shall become shares of, such Surviving Entity, successor, transferee or resulting Person, having in respect of such Surviving Entity the same powers, preference and relative participating, optional or other special rights and qualifications, limitations or restrictions thereon, that the Series __ Convertible Preferred Stock had with respect to the Corporation immediately prior to such transaction;

               (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions) neither of the following events shall have occurred or resulted therefrom (A) the Corporation fails to comply with any of its covenants set forth in this Certificate of Designation and such failure continues for at least 30 consecutive days after receipt by the Corporation of notice of such failure from the Holders of at least 25% of the shares of Series __ Convertible Preferred Stock then outstanding or (B) there occurs a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Corporation or any of its Subsidiaries (or the payment of which is guaranteed by the Corporation or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (y) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more, at any time, in each case, after a 60-day period during which such Payment Default shall not have been cured or such acceleration rescinded; and

               (iii) immediately after giving effect to such transaction or series of related transaction on a pro forms basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions), the Corporation (or the Successor, if the Corporation is not continuing) would (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 8(a)(i) hereof or (B) have a Total Equity Market Capitalization of at least $750 million and total Indebtedness, net of cash and Cash Equivalents (as presented on the Corporation's consolidated balance sheet), in an amount less than 50% of its Total Market Capitalization.

          (c) Dividend and Other Payment Restrictions Affecting Subsidiaries. The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (i) (x) pay dividends or make any other distributions to the Corporation or any of its Restricted Subsidiaries on its Capital Stock or (y) pay any Indebtedness owed to the Corporation or any of its Restricted Subsidiaries;

               (ii) make loans or advances to the Corporation or any of its Restricted Subsidiaries;

               (iii) transfer any of its properties or assets to the Corporation or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

                    (1) Existing Indebtedness as in effect on the Issue Date;

                    (2) any Credit Agreement creating or evidencing
               Indebtedness permitted by Section 8(a)(ii)(A) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

                    (3) any encumbrance or restriction pursuant to an agreement relating to an acquisition of assets or property, so long as the encumbrances or restrictions in any agreement relate solely to the assets of property so acquired;

                    (4) this Certificate of Designation or the Series __
               Convertible Preferred Stock;

                    (5) applicable law;

                    (6) customary provisions restricting subletting or
               assignment of any lease of the Corporation or any Restricted Subsidiary;

                    (7) customary provisions in certain agreements that
               restrict the assignment of such agreement or any rights thereunder;

                    (8) purchase money obligations or Vendor Debt for property acquired in the ordinary course of business that impose restrictions of the nature described in Section 8(c)(iii) on the property so acquired;

                    (9) any encumbrance or restriction relating to any
               Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Corporation or any Restricted Subsidiary (other than Indebtedness issued by such Restricted Subsidiary in connection with or in anticipation of its acquisition);

                    (10) any temporary encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

                    (11) any restriction on the sale or other disposition of
               assets or property securing Indebtedness as a result of a Permitted Lien on such assets or property; and

                    (12) Refinancing Indebtedness; provided that such
               encumbrances or restrictions are not materially more restrictive than those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          (d) Reports. Whether or not the Corporation is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Corporation shall file with the Commission the annual reports, quarterly reports and other documents which the Corporation would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Corporation were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Corporation would have been required to file them. The Corporation shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (1) transmit by mail to all Holders of the Series __ Convertible Preferred Stock, as their names and addresses appear on the records of the Transfer Agent and to any Persons that request such reports in writing, without cost to such holders or Persons, and (2) file with the Transfer Agent copies of the annual reports, quarterly reports and other documents (without exhibits) which the Corporation has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Corporation shall not be required to file any report or other information with the Commission if the Commission does not permit such filing.

          (e) Default. Unless such default is waived by Huff, in the event of any default by the Corporation in the performance of any covenant set forth in this Section 8, if such default is not cured by the Corporation within 30 days following notice to the Corporation from Holders of no less than 25% of the outstanding shares of Series __ Convertible Preferred Stock of the existence of such default, or if the Corporation is in default in its obligations under Section 3(g) or 5(c) or clause (ii) of
     Section 7(c) above, the Corporation shall not, throughout the period such default is continuing, declare, pay or set aside for payment any dividends on any Junior Stock or Parity Stock (or pay-in-kind dividends pursuant to the certificate of designation for the 12.75% Preferred Stock) or purchase or redeem any shares of Junior Stock or Parity Stock (other than mandatory redemption pursuant to the certificate of designation of the 12.75% Preferred Stock); provided, however, that nothing in this Section 8(e) shall be deemed to limit the provisions of (i) the Series A Stock or Exchangeable Preferred Stock with respect to the conversion (including without limitation with respect to the issuance of Dividend Shares) or exchange thereof, respectively; (ii) the Exchangeable Preferred Stock with respect to the redemption thereof under Section 7(c)(iv) of the certificate of designation of the Exchangeable Preferred Stock; or (iii) any Purchase Agreement Preferred with respect to the conversion thereof. Nothing in this Section 8(e) is intended to limit any other right or remedy to which the Holders of Series __ Convertible Preferred Stock are otherwise entitled. Notwithstanding any of the foregoing, a default under
     Section 8(a), 8(b), 8(c) or 8(d) shall be automatically deemed waived by Huff if the holders of 12.75% Preferred Stock have, in accordance with the provisions of Section 6(h) of the certificate of designation of the 12.75% Preferred Stock (the "12.75% Certificate of Designation"), waived the Corporation's default under the corresponding provision (Sections 8(a), 8(b), 8(c) and 8(d), respectively) of the 12.75% Certificate of Designation.

Certain Definitions

     Unless the context otherwise requires, each of the terms defined below shall have, for all purposes of this Certificate of Designation, the meaning herein specified (with terms defined in the singular having comparable meanings when used in the plural):

     "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Persons merging with or into or becoming a Subsidiary of such specified Person.

     "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Corporation and of each other Subsidiary of the Corporation; provided, further, that neither the Corporation nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other; and provided, further, that any lender under the Secured Credit Facility and its Affiliates shall not be deemed to be Affiliates of the Corporation or any Restricted Subsidiary solely as a result of the existence of the Secured Credit Facility or their holdings of Capital Stock of the Corporation or any Restricted Subsidiary acquired in connection with the Secured Credit Facility. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are then available multiplied by four.

     "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, by way of consolidation or merger, but excluding by means of any Sale and Leaseback Transaction or by the granting of a Lien permitted under the definition of "Permitted Liens" herein) by such Person or any of its Restricted Subsidiaries to any Person other than the Corporation or a Restricted Subsidiary of the Corporation, in one transaction, or a series of related transactions (each hereinafter referred to as a "Disposition"), of property or assets of such Person or any of its Restricted Subsidiaries, the Fair Market Value of which exceeds $2.0 million, other than (i) a Disposition of property in the ordinary course of business consistent with industry practice and (ii) a Disposition by the Corporation in connection with a transaction permitted under Section 8(b) hereof.

     "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

     "Board of Directors" means the Board of Directors of the Corporation.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or option to acquire an equity interest in such Person.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any commercial bank organized in the United States of America having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within ninety days after the date of acquisition thereof, and, at the time of acquisition, having a rating of A or better from Standard & Poor's Ratings Group ("Standard & Poor's") or A-2 or better from Moody's Investors Service, Inc. ("Moody's"), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States of America having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and in each case maturing within ninety days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States of America having capital and surplus in excess of $500 million,
(vii) deposits available for withdrawal on demand with a commercial bank organized in the United States of America having capital and surplus in excess of $500 million and (viii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) through (vi).

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Hedging Obligations (including any amortization of discounts),
(x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends or distributions with respect to preferred stock or Disqualified Stock of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any Indebtedness of any other Person is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Indebtedness, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its stated maturity, in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

     "Consolidated Leverage Ratio" means, for any Person, as of any date, the ratio of (i) the sum of the aggregate outstanding amount of all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP to (ii) the Annualized Pro Forma EBITDA of such Person.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication, (i) all items classified as extraordinary, (ii) any net income of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period; (iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of the related acquisitions; (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (v) net gains (but not net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries (vi) the net income (but not net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person; (vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss); and (viii) the cumulative effect of changes in accounting principles.

     "Credit Agreement" means, with respect to any Person, any agreement entered into by and among such Person and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit agreements typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

     "Disqualified Stock" means any Capital Stock (other than the 14.75% Preferred Stock and the 12.75% Preferred Stock) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the Conversion Date.

     "Dividend Shares" has the meaning set forth in Section 5(c) of the Certificate of Designation.

     "EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any non-cash expense related to the issuance to employees of such Person of options to purchase Capital Stock of such Person and (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity and minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Rate Obligation" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

     "Existing Indebtedness" means Indebtedness of the Corporation and its Subsidiaries outstanding on the Issue Date.

     "Existing Notes" means, collectively, the Corporation's 13% Senior Discount Notes due 2005 (the "2005 Notes"), the Corporation's 12.75% Senior Discount Notes due 2006 (the "2006 Notes"), the Corporation's 13.75% Senior Notes due 2007 (the "2007 Notes") and the Corporations 105/8% Senior Discount Notes due 2008 (the "2008 Notes").

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

     "Fiber Network" means a digital fiber optic telecommunications network wholly owned by the Corporation that serves a Metropolitan Area.

     "Financial Advisor" means a nationally recognized investment banking firm.

     "14.75% Preferred Stock" means the Corporation's 14.75% Redeemable Preferred Stock due 2008.

     "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Certificate of Designation shall utilize GAAP as in effect on the Issue Date.

     "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

     "Holder" means the record holder of one or more shares of Series __ Convertible Preferred Stock, as shown on the books and records of the Transfer Agent.

     "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligations of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issues for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) the notional amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Certificate of Designation; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any Guarantees at such date; provided that for purposes of calculating the amount of any Indebtedness issued prior to the Issue Date with an original issue discount ("Discounted Indebtedness") outstanding at any date, the amount of such Discounted Indebtedness shall be the Accreted Value (as defined in the relevant indenture) thereof as of such date unless cash interest has commenced to accrue pursuant to the relevant indenture, in which case the amount of the Discounted Indebtedness outstanding will be determined pursuant to the relevant indenture and will not include any accrued and unpaid cash interest which would otherwise be included in Accreted Value because of clause (iii) of the definition thereof in the relevant indenture.

     "Independent Financial Advisor" means, as of any date of determination, a Financial Advisor that has not been retained by the Corporation, other than to perform an equity valuation, within the preceding twelve months of such date of determination. The Independent Financial Advisor may be compensated and indemnified by the Corporation as may be customary for opinions or services it provides as an Independent Financial Advisor.

     "Interest Hedging Obligation" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

     "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that the Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such investment repaid to such person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its Fair Market Value at the time of such transfer.

     "Issue Date" means the date of initial issuance of the convertible preferred stock.

     "Junior Stock" has the meaning set forth in Section 2 of the Certificate of Designation.

     "Lien" means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

     "Parity Stock" has the meaning set forth in Section 2 of the Certificate of Designation.

     "Payment Default" has the meaning set forth in Section 8(b)(ii) hereof.

     "Permitted Liens" means (i) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Corporation or any Subsidiary of the Corporation, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Corporation or any of its Subsidiaries other than the property or assets subject to such Liens prior to such merger or consolidation; (ii) Liens on Telecommunications Related Assets existing during the time of the construction thereof; (iii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business consistent with industry practice; (iv) Liens existing as of the Issue Date; (v) Liens to secure borrowings permitted under Section 8(a)(ii)(A) hereof (including any such liens arising in connection with a Secured Credit Facility); (vi) any Lien on property of the Corporation in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (vii) any Lien for taxes or assessments or other governmental charges or levies not then due and payable or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP); (viii) easements, rights-of-way, licenses and other similar restrictions on the issue of properties or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business or the Corporation or its Subsidiaries; (ix) any Lien to secure obligations under workmen's compensation laws or similar legislation, including any Lien with respect to judgments that are not currently dischargeable; (x) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP): (xi) any interest or title of a lessor in property subject to a Capital Lease Obligation; (xii) Liens to secure any Vendor Debt; provided that such Liens do not extend to any property or assets other than the property or assets the acquisition of which was financed by such Indebtedness; (xiii) Liens in favor of the Corporation or any Restricted Subsidiary; (xiv) Liens on property or assets of a Person existing prior to the time such Person is acquired by the Corporation as a result of (a) Investments by the Corporation or a Restricted Subsidiary in or in respect of a Person to the extent the consideration for such Investment consists of shares of Qualified Stock of the Corporation or (b) Investments in certain joint venture entities, provided that such Liens were in existence prior to the contemplation of such Investment and do not secure any property or assets of the Corporation or any of its Subsidiaries other than the property or assets subject to such Liens prior to such Investment; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens on the escrow account for the 2007 Notes and all funds and securities therein securing only the 2007 Notes equally and ratably; and (xvii) Liens to secure any permitted extension, renewal refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (i) through
(v) and (xii), provided that such Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Pro Forma EBITDA" means, for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied, after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA for such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Form EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to such Asset Sale or the acquisition of such Person or business, as the case may be, as if such acquisition had been completed as of the beginning of such period, and (iii) if, during or after such period, such Person or any of its Subsidiaries incurs any Indebtedness (including without limitation, any Acquired Indebtedness) or issues any Disqualified Stock, Pro Forma EBITDA shall be computed so as to give pro forma effect (including pro forma application of the proceeds therefrom) thereto as if such Indebtedness or Disqualified Stock had been incurred as of the beginning of such period.

     "Purchase Agreement Preferred" has the meaning set forth in Section 2 of the Certificate of Designation.

     "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

     "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to refinance, repurchase, replace, refund or defease other Indebtedness.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "Secured Credit Facility" means the Goldman Facility as in effect on the Issue Date, and additional secured credit agreements to which the Corporation is or becomes a party (in an aggregate amount not to exceed $35.0 million), and all related amendments, notes, collateral documents, guarantees, instruments and other agreement executed in connection therewith, as the same may be amended, modified, supplemented, restated, renewed, extended, refinanced, substituted or replaced from time to time.

     "Series A Stock" means the Series A Convertible Preferred Stock.

     "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,
(ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests in which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and
(iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

     "Successor" has the meaning set forth in Section 8(b).

     "Surviving Entity" has the meaning set forth in Section 8(b)(i).

     "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

     "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (i) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into or exercisable for, shares of common stock of such person) multiplied by (B) the average closing price of such common stock over the 20 consecutive trading days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day.

     "Total Market Capitalization" of any Person mean, as of any day of determination, the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and (ii) the average closing price of such common stock of the 20 consecutive trading days immediately preceding such day, plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day, less (4) cash and cash equivalents as presented on such Person's consolidated balance sheet on such date. If no such closing price exists with respect to shares of such common stock, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by an Independent Financial Advisor retained by the Corporation, subject to the prior approval of Huff.

     "Transfer Agent" means the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the convertible preferred stock.

     "Unrestricted Subsidiary" means any Subsidiary of the Corporation that the Corporation has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of each of the indentures governing the Existing Notes.

     "Vendor Debt" means any purchase money Indebtedness of the Corporation or any Subsidiary incurred in connection with the acquisition of Telecommunications Related Assets.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.